                                 Exhibit 10.13


                          MELLON INDEPENDENCE CENTER
                          PHILADELPHIA, PENNSYLVANIA

                                     LEASE



LANDLORD:       INDEPENDENCE CENTER REALTY L.P. II,
                a Delaware Limited Partnership



TENANT:         FOCAL COMMUNICATIONS CORPORATION,
                a Delaware corporation



DATE:           March 10, 1998


LEASE NO.:      C-206W

                               TABLE OF CONTENTS
                               -----------------


                                                                            PAGE
                                                                            ----
1.   BASIC LEASE PROVISIONS................................................   1

2.   CONSTRUCTION OF PREMISES..............................................   2

3.   TERM..................................................................   2

4.   RENT..................................................................   2

5.   TAXES.................................................................   2

6.   OPERATING COSTS.  [INTENTIONALLY OMITTED].............................   3

7.   ANNUAL TAX STOP; ESTIMATED PAYMENTS...................................   3

8.   UTILITIES.............................................................   3

9.   USE OF PREMISES.......................................................   4

10.  SERVICES, MAINTENANCE AND REPAIRS.....................................   4

11.  ALTERATIONS...........................................................   5

12.  INSURANCE.............................................................   6

13.  SATISFACTION OF REMEDIES; LIABILITY; INDEMNITY........................   7

14.  COMMON AREA AND PARKING...............................................   8

15.  DAMAGE OR DESTRUCTION.................................................   8

16.  CONDEMNATION..........................................................   8

17.  ASSIGNMENT AND SUBLETTING.............................................   9

18.  MORTGAGEE PROTECTION..................................................  11

19.  ESTOPPEL CERTIFICATES.................................................  11

20.  DEFAULT...............................................................  11

21.  REMEDIES FOR DEFAULT..................................................  11

22.  BANKRUPTCY.  [SEE EXHIBIT "F"]........................................  14

23.  GENERAL PROVISIONS....................................................  14

24.  HAZARDOUS SUBSTANCES..................................................  17

EXHIBIT A      PREMISES....................................................  19

EXHIBIT B      WORKLETTER..................................................   1

EXHIBIT C      BASE RENT...................................................   1

EXHIBIT D      RULES AND REGULATIONS.......................................   1

EXHIBIT E      CLEANING SPECIFICATIONS.....................................   1

EXHIBIT F      BANKRUPTCY PROVISIONS.......................................   1

ADDENDUM #1    TELECOMMUNICATIONS ANTENNA..................................   1

ADDENDUM #2    EXTENSION OPTIONS...........................................   1

                                      (i)

                        INDEX TO CERTAIN DEFINED TERMS
                        ------------------------------

          Affiliates                                 17
          Alterations                                 5
          Annual Operating Cost Stop                  1
          Annual Tax Stop                             1
          Bankruptcy Code                             1
          Base Rent                                   1
          Building                                    1
          Common Area                                 8
          Condemnation                                9
          CPI                                        17
          Default Rate                               14
          force majeure                              15
          hazardous substances                       17
          Landlord's Mortgagees                      17
          Laws                                       17
          Lease                                      17
          Lease Year                                  2
          Liabilities                                17
          Liens                                       5
          Premises                                    1
          Project                                     1
          rent                                        2
          Rent Commencement Date                      1
          Tenant's Percentage                         1
          Security Deposit                            1
          Superior Leases and Mortgages              17
          Systems and Equipment                      17
          Taxes                                       2
          Tenant's Broker                             1
          Tenant's Equipment                         17
          Tenant's Work                               2
          Tenant's Property                          14
          Transfer                                    9

                                     (ii)

                                     LEASE
                                     -----

      THIS LEASE, dated as of March 10, 1998, is between INDEPENDENCE CENTER REALTY L.P.II, a Delaware limited partnership ("Landlord"), and FOCAL COMMUNICATIONS CORPORATION, a Delaware corporation ("Tenant").

     Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the non-exclusive right to use elevators, stairways, lobbies and corridors in the Building necessary for access to the Premises, on the following terms and conditions:

1.   BASIC LEASE PROVISIONS.
     ----------------------

     (a)  Rent Commencement Date: July 1, 1998, or when Tenant begins to conduct
          ----------------------
business with its telecommunications customers in the Premises, whichever is earlier. (Preliminary testing shall not be deemed to constitute the conduct of business by Tenant for these purposes.)

     (b)  Term:  Ten (10) Lease Years after the Rent Commencement Date, unless
          ----
terminated earlier or extended in accordance with this Lease.

     (c)  Premises:  Space on the Concourse Level of the Building (as shown in
          --------
Exhibit "A"), with an agreed rentable area of 17,608 square feet.

     (d)  Building:  The land, improvements and appurtenances, both above and
          --------
below grade, now commonly known as Mellon Independence Center, located at 701 Market Street, Philadelphia, Pennsylvania. (The Building is sometimes referred to as the "Project".)

     (e)  Base Rent: See Exhibit "C".
          ---------

     (f)  Annual Operating Cost Stop:  N/A.
          --------------------------

     (g)  Annual Tax Stop: An amount that would equal Tenant's Percentage of
          ---------------
Taxes for the 1998 calendar year, as reconciled.

     (h)  Tenant's Percentage:  2.9%.
          -------------------

     (i)  Security Deposit:  $40,351.
          ----------------

     (j)  Use of Premises:  For the purpose of installing and operating a
          ---------------
telecommunications switch and associated equipment, and for associated office use.

     (k)  Notice to Tenant Before Possession of Premises:
          ----------------------------------------------

          Focal Communications Corporation
          200 North LaSalle Street
          Chicago, Illinois 60601
          Attn:  Brian Addy

     (l)  Notice to Landlord:
          ------------------

          Independence Center Realty L.P. II
          Mellon Independence Center
          701 Market Street
          Philadelphia, Pennsylvania 19106
          Attn: John Connors

          With a Copy to:
          --------------
          The Brickstone Companies
          The Plaza at Continental Park
          2101 Rosecrans Avenue, Suite 5252
          El Segundo, California 90245
          Attn:  John G. Baker, Esq.

     (m)  Guarantor:  N/A.
          ---------

     (n)  Tenant's Broker:  Grubb & Ellis Company.
          ---------------

     (o)  Certain Other Defined Terms:  See Section 23.18
          ---------------------------

If there is a conflict between this summary and the rest of this Lease, the rest of this Lease will control.

2.   CONSTRUCTION OF PREMISES.
     ------------------------

     Landlord represents and warrants that it has received no written notice that the Premises currently does not comply with any applicable Laws and, to the best of Landlord's knowledge, the current condition of the Premises does not violate any applicable Laws. If and to the extent that, on the date that Landlord first delivers possession of the Premises to Tenant, there is asbestos in the Premises, Landlord shall at its cost remove or otherwise abate such asbestos if and to the extent required in order to comply with applicable Laws. Subject to the foregoing, the parties acknowledge and agree that Tenant is accepting the Premises and the rest of the Building "as is" in all respects, and that, as more particularly described in the Workletter attached as Exhibit "B", Landlord is not required to perform any work or services to or for the initial occupancy of the Premises or that is required for or as a result of thereof (but this shall not affect Landlord's ongoing repair and maintenance obligations as specifically set forth in this Lease). Tenant will diligently perform "Tenant's Work" as described in Exhibit "B" and in accordance with this Lease.

3.   TERM.
     ----

     (a) This Lease is effective as of the date first set forth above, and the Lease term will be for the period set forth in Section 1(b), unless terminated earlier or extended in accordance with this Lease. Tenant will have the right to terminate this Lease without further liability on written notice to Landlord within thirty-five (35) days after this Lease has been fully executed and delivered by both parties, if Tenant has not received within thirty (30) days after this Lease has been fully executed and delivered by both parties: a subordination non-disturbance agreement signed by Landlord's mortgagee and one or more subordination non-disturbance agreements signed by Independence Center Realty L.P. and Mellon Bank; and Landlord and Tenant have not mutually agreed on the form of Exhibit "A-1" to be attached to this Lease (Exhibit "A-1" currently is not attached to this Lease).

     (b) A "Lease Year" is a period of twelve (12) consecutive calendar months during the Lease term, starting with the Rent Commencement Date. However, the first Lease Year is the first twelve (12) full calendar months plus the partial month (if any) after the Rent Commencement Date if the Rent Commencement Date is not the first day of the month, and the last Lease Year may be less than twelve
(12) months if the expiration or termination date of the Lease is not the last day of a Lease Year. At Landlord's request, Tenant will execute a document confirming the Rent Commencement Date, but Tenant's failure to execute this document will not affect the actual Rent Commencement Date.

4.   RENT.
     ----

     Tenant will pay the base rent as shown in Exhibit "C" in monthly installments in advance beginning on the Rent Commencement Date and thereafter on the first day of each month during the term, prorated for any partial month. The term "rent" includes base rent, additional rent and all other amounts to be paid by Tenant under this Lease, whether or not specifically described as rent. All rent will be paid without demand, deduction, counterclaim or offset of any type in good and clear U.S. funds payable to the order of Independence Center Realty L.P. II at The Plaza at Continental Park, 2101 Rosecrans Avenue, Suite 5252, El Segundo, California 902454709, Attn: Accounting Dept., or to such other person or place as Landlord may designate from time to time by written notice to Tenant. Tenant will pay the first full month's base rent when it executes this Lease.

5.   TAXES.
     -----

     5.1  Definition of Taxes.  "Taxes" means all taxes, assessments, levies,
          -------------------
charges and fees imposed against, for or in connection with all or any portion of: the Project; the use, ownership, leasing, occupancy, operation, management, repair, maintenance, demolition or improvement of the Project; Landlord's right to receive, or the receipt of, rent, profit or income from the Project (including any gross receipts tax); improvements, utilities and services, whether because of special assessment districts or otherwise; the value of Landlord's interest in the Project; a reassessment due to any change in ownership or other transfer of all or any portion of the Project; and fixtures, equipment and other real or personal property used in connection with the Project. Taxes also include, without limitation, license fees, sales, use, privilege, capital and value-added taxes, penalties (but only if Tenant fails to pay when due its share of Taxes to which the penalties relate), interest and costs incurred in a good-faith contest of taxes, and any charges or taxes in addition to, in substitution or in lieu of, partially or totally, any taxes or charges previously included within this definition, including taxes or charges completely unforeseen by the parties and collected from whatever source. Taxes do not include: Landlord's federal or state net income, capital stock, franchise, excise, inheritance, gift or estate taxes, or the charges described in Section 5.3.

     5.2  Payment of Taxes.  Subject to and in accordance with Article 7, during
          ----------------
the term Tenant will pay directly to Landlord as additional rent within thirty
(30) days after receipt of Landlord's bill, but in any event before delinquency, the excess of: (a) Tenant's Percentage all Taxes; minus (b) the Annual Tax Stop.

     5.3  Tenant's Taxes.  Tenant will pay before delinquency all taxes
          --------------
assessments, license fees and charges (collectively, "Tenant's Taxes") levied, assessed or imposed directly on Tenant and/or Tenant's Property, and those that Landlord is required or authorized to collect from Tenant or any occupant of the Premises, or which are imposed directly or indirectly on Landlord or imposed on the Project with respect to Tenant's or any occupant's use or occupancy of the Premises, including, without limitation, Use and Occupancy taxes.

6.   OPERATING COSTS.  [INTENTIONALLY OMITTED]
     ---------------

7.   ANNUAL TAX STOP; ESTIMATED PAYMENTS.
     -----------------------------------

     7.1  Annual Stops.  Tenant only will be required to pay its share of Taxes
          ------------
under this Lease if and to the extent that the annual amount of Tenant's share of Taxes, determined in accordance with this Lease (and prorated for any period of less than one year), exceeds the Annual Tax Stop (also prorated for any period of less than one year). Tenant will not receive any credit or other consideration if the amount of these charges is less than the Annual Tax Stop.

     7.2  Estimated Payments.  At any time and from time to time, and subject to
          ------------------
revision, Landlord may elect to have Tenant pay Tenant's share of Taxes as determined above in monthly, quarterly or semi-annual installments, based on amounts reasonably estimated by Landlord (as revised from time to time). If these estimated payments are required, at least after the end of each Lease Year or calendar year (or other shorter period selected by Landlord), Landlord will deliver to Tenant a reconciling statement of the actual amounts due for the period, determined in accordance with this Lease, and supported by copies of the actual tax bills received by Landlord. Any additional amounts due from Tenant will be payable as additional rent within thirty (30) days after receipt of Landlord's statement, and any overpayment by Tenant will be refunded by Landlord within thirty (30) days or credited against the next monthly installments due for that particular payment category. Tenant's obligation to pay any amounts due and Landlord's obligation to refund any overpayment will survive the expiration or earlier termination of this Lease. At any time or from time to time, Landlord may deliver a bill to Tenant for Tenant's share of Taxes due, and Tenant will pay the amount due to Landlord as additional rent within thirty (30) days after receipt of Landlord's bill. Tenant will receive a credit for any estimated monthly payments already paid by Tenant for that particular charge for the period covered by that bill.

8.   UTILITIES.
     ---------

     Tenant will pay when due to the furnishing parties all costs for utility services (not including trash removal, sewer, water or gas service for normal once use) furnished for the Premises, including, without limitation, electricity for the Building's air handler that services the Premises and for any Tenant's Equipment (in addition to any other utility charges for utilities that are used in connection with Tenant's Equipment). Tenant's electrical service will be submetered at Tenant's cost. Tenant will pay the charges for its utility services directly to Landlord as additional rent within thirty (30) days after receipt of Landlord's bills. If other utility services are not separately submetered or charged, Tenant will pay its proportionate share as reasonably determined by Landlord. Electricity costs charged by Landlord will not exceed the rates charged to the Building by the applicable government authority or public or private utility, plus Landlord's actual out-of-pocket cost of supplying such service, which includes, without limitation, any fees and charges paid or payable by Landlord to the government authority or public or private utility and any connection, metering, meter-reading and transfer charges, all without markup by Landlord. Landlord will make available to Tenant from Landlord's existing substation in the Building up to approximately 500 kw of electrical capacity for use in the Premises. Tenant will be responsible, at its cost and as part of Tenant's Work, to supply all necessary labor, services, installations and materials to bring such electrical service from the substation to the Premises and any Tenant's Equipment. Notwithstanding anything to the contrary, although Landlord will diligently attempt to restore utility service provided by Landlord that malfunctions or is interrupted due to Landlord's negligence, Landlord is not responsible for any Liabilities incurred by Tenant or any of Tenant's Affiliates nor may Tenant abate rent, terminate this Lease or pursue any other right or remedy against Landlord or its Affiliates as a result of any malfunction, interruption or suspension of any utilities, services or associated systems and equipment, and all associated claims are hereby waived by Tenant.

     Notwithstanding anything to the contrary, Tenant shall be solely responsible, at its cost, for ensuring that its electrical "power factor", including, without limitation, all Tenant's Equipment, wherever located, shall be sufficiently within the electrical utility's rate structure so that no penalty, cost or additional assessment shall be imposed, and Tenant shall install such systems and equipment as may be necessary to control and/or adjust its Power factor" to comply with the foregoing and shall indemnify Landlord and its Affiliates from any penalty, cost, assessment or other Liabilities resulting from its failure to so control its "power factor".

     Landlord shall have the right in its sole discretion to designate the sole electricity provider(s) to the Building (including the Premises) from time to time.

     Landlord shall permit Tenant, at Tenant's sole cost and expense, and in accordance with applicable Laws and the rest of this Lease, to have at least three (3) points of entry into the Building and the Premises to permit Tenant's telecommunications customers that are serviced from the Premises to install new conduit or share existing conduit.

     No more than twice during each 12-month period during the term, Tenant may audit Landlord's books and records relating to Tenant's electricity charges for the current and/or prior Lease Year during Landlord's normal business hours on at least one (1) week's prior written notice. Such audit shall be conducted in a manner that will not unreasonably disrupt Landlord's business operations and shall be performed at Tenant's sole cost. Tenant agrees to keep strictly confidential the results of such audit and any claims, negotiations, proceedings or settlements with Landlord in connection therewith and shall cause its Affiliates to comply with the same requirements.

9.   USE OF PREMISES.
     ---------------

     Tenant will use the Premises subject to the terms of this Lease and for the purposes described in Section 10, but for no other purpose. Without limiting the generality of the foregoing Tenant will:

     (a) Operate its business in a first class manner and not permit any objectionable or unreasonable noises, vibrations, odors or fumes in or to emanate from the Premises, nor commit or permit any waste, improper, immoral or offensive use of the Premises, any public or private nuisance or anything that disturbs the quiet enjoyment of the other tenants, licensees, occupants or invitees in or the proper operation of the Project. All deliveries and pickups must be conducted at times and in the manner prescribed by Landlord, and only in those areas specified by Landlord. All trash and waste products must be stored, discharged, processed and removed in the manner prescribed by Landlord, and so as not to be visible to other tenants or create any health or fire hazard.

     (b) Install only window coverings and treatments approved by Landlord and, once installed, keep them sufficiently closed to shield from outside view any machinery or other equipment that Landlord determines is unsightly or inconsistent with that portion of the Project.

     (c) Not permit any coin or token operated vending, video, pinball, gaming or other similar electrical or mechanical devices on the Premises, except for vending machines solely for use by Tenant's employees; not permit diplomatic, governmental, quasi-governmental or social services agencies or authorities to occupy the Premises; not use the Premises for manufacturing, retail sales, or the sale or storage of food or drinks, or as medical or legal offices, a school, a day-care or educational institution, a laboratory, an employment or messenger service, or living or sleeping quarters; not store, sell or distribute obscene, lewd or pornographic materials or engage in related businesses in or from the Premises; and not conduct any auction, distress, fire, bankruptcy, moving or going-out-of-business sale.

     (d) Comply at its expense with Laws and reasonable and customary insurance requirements affecting the Premises and/or any use and occupancy thereof (including, without limitation, making required improvements or alterations to the Premises required by applicable Laws if and to the extent such improvements or alterations are required because or as a result of Tenant's specific business, use or manner of use in or of the Premises, but Tenant will not be required to make such improvements or alterations if required as a result of Laws that apply generally to the Building [e.g., all occupied space must be sprinklered]) and Landlord's existing Rules and regulations and reasonable changes to those rules and regulations made by Landlord from time to time. Tenant will promptly deliver to Landlord copies of all notices of non-compliance or required compliance received by Tenant. Tenant will, at its expense, obtain and maintain all licenses, approvals and variances necessary to conduct its business and occupy the Premises, but none of those licenses, permits or variances will be binding on or in any way affect or restrict Landlord, any other tenants in the Project or the Project itself.

     (e) If it wishes, install signs or levering on the entry doors to the Premises identifying its tenancy in the manner customary to first-class office buildings. Tenant will conform to standards established by Landlord from time to time for these signs or lettering and submit for Landlord's prior approval a plan or sketch of the Tenant's proposed sign or lettering. Landlord also will place Tenant's name on a directory sign in the Building. All other signs, lettering, awnings, canopies or other decorations require Landlord's prior approval.

     (f) Not distribute handbills, advertising, promotional or other materials anywhere in the Project or solicit business in the Project other than within or from its own Premises.

10.  SERVICES, MAINTENANCE AND REPAIRS.
     ---------------------------------

     10.1  Landlord's Obligations.
           ----------------------

           (a) Landlord will repair and maintain the Common Areas, the structural parts of the Premises (but not the interior surfaces), and the Project's common plumbing, electrical, life safety and HVAC systems serving or passing through the Premises, excluding any Tenant's Equipment, such as supplemental electrical, plumbing or HVAC systems that are above base-building standard or involve special Tenant requirements or equipment, which will be Tenant's responsibility (e.g., computer-room electrical or supplemental HVAC systems and equipment, Tenant's telecommunications switch, audio/visual, computer, data or telephone systems and equipment, security systems and equipment for the Premises, interior bathrooms, kitchens and kitchen appliances, etc.), ordinary wear and tear excepted. However, Tenant will be responsible for all repairs and maintenance resulting from or required for Tenant's Alterations or the negligent or intentional acts or omissions of Tenant or its Affiliates, although Landlord at its option may perform any of such repairs and maintenance at Tenant's expense which will include a five percent (5%) charge for Landlord's supervision and administration, all of which will be paid by Tenant to Landlord within fifteen (15) days after delivery of Landlord's statement. Landlord will commence required repairs within a reasonable time following Tenant's notification that the repairs are needed and on prior notice to Tenant, except in emergencies when no notice will be required.

           (b) Landlord will provide: cleaning services for the office areas of the Premises per Exhibit "E" (which are subject to reasonable changes from time to time); water and sewer service for the bathrooms within the Premises or, if there are no bathrooms within the Premises, for the bathrooms on the floor on which the Premises are located; replacement of standard fluorescent bulbs in the Premises at Tenant's expense; and HVAC for normal Office excluding HVAC required for Tenant's telecommunications switch and other Tenant's Equipment) in the Premises during the applicable heating and cooling seasons during normal business hours. Normal business hours are Monday through Friday from 8:00 A.M. - 6:00 P.M. and Saturdays from 8:00 A.M. - 12:00 P.M., federal, state, city and union holidays excepted. Tenant may request HVAC service before and after normal business hours at Tenant's expense pursuant to procedures promulgated by Landlord from time to time at a rate per hour or fraction thereof equal to Forty-five and No/100 Dollars ($45.00), increased at the beginning of each calendar year by an amount equal to three percent (3%).

           (c) Landlord's obligations are subject to the provisions of Articles 15 and 16 and the rest of this Lease.

     10.2  Tenant's Obligations.  Except for Landlord's obligations in Section
           --------------------
10.1, Tenant will at its cost maintain and repair the Premises, and keep the Premises in good condition (ordinary wear and tear and casualty excepted), including, without limitation, Tenant's Property, all audiovisual, computer, data, telephone and other systems and equipment, all doors, windows, window treatments, wall coverings, floor coverings, non-structural portions of the ceiling, floor and walls, and Tenant's Alterations. Without limiting the generality of the foregoing, Tenant also will be solely responsible at its cost to repair and maintain all Tenant's Equipment, wherever located, and Tenant agrees that Landlord shall have absolutely no obligations to repair or maintain Tenant's Equipment nor will Landlord have any Liabilities in connection therewith, and all claims in connection therewith are hereby waived by Tenant.

11.  ALTERATIONS.
     -----------

     11.1  Landlord's Consent.  "Alterations" means Tenant's alterations,
           ------------------
additions, installations, improvements, demolition, remodeling, repainting, decoration or other similar activities. Tenant may make nonstructural Alterations to the interior of the Premises without Landlord's consent as long as the Alterations do not: affect the windows, the exterior of the Project, or any part of the Project outside of the Premises; affect the strength, structural integrity or load-bearing capacity of any portion of the Project; affect the Project's systems and equipment or materially increase Tenant's usage; or, in Landlord's reasonable judgment, cost more than a total of Two Hundred Thousand Dollars ($200,000) exclusive of the cost of Tenant's telecommunications equipment in any twelve (12)-month period when combined with the cost of other Alterations made in that twelve (12)-month period. All other Alterations require Landlord's prior written consent. Whether or not Landlord's consent is required, Alterations are subject to the rest of this Article. Landlord's consent for Tenant's Work for the initial occupancy of the Premises is covered separately in Exhibit "B".

     11.2  Notice.  Tenant will notify Landlord not less than twenty (20) days
           ------
before beginning any Alterations and include a detailed description of the proposed Alterations, copies of the necessary permits and approvals and, if Landlord deems it necessary, detailed plans and specifications for the Alterations (but not for minor, non-structural Alterations such as wall coverings, wall hangings, built-in cabinetry, movable partitions and painting). Landlord's review or approval of Tenant's descriptions, plans and specifications is solely for Landlord's benefit and will not be considered a representation or warranty to Tenant as to safety, adequacy, efficiency, compliance with Laws or any other matter, or a waiver of any of Tenant's obligations. If Landlord's consent is required for the Alterations and Tenant has failed to pay rent when due hereunder, Landlord also may require Tenant to furnish a performance bond from an issuer and in a form satisfactory to Landlord for at least one hundred five percent (105%) of the costs of the Alteration as reasonably estimated by Landlord. Unless Landlord otherwise elects in writing before the end of the Lease term (in which case Tenant, at its cost, will remove the specified Alterations and Tenant's Equipment, repair all damage and restore the Premises and/or other areas of the Project, as applicable, to the condition existing on the date hereof), all Alterations and Tenant's Equipment (other than Tenant's removable personal property, moveable partitions, emergency generator, UPS system and telecommunications switch) will be deemed to be a part of the realty and will be surrendered with the Premises at the end of this Lease without compensation to Tenant.

     11.3  Compliance with Laws.  Alterations will comply in all respects with
           --------------------
this Lease and applicable Laws and insurance requirements. Alterations will be done in a first-class manner, using first quality materials, and so as not to interfere in any way with Landlord or any other tenant in the Project, cause labor disputes, disharmony or delay, or impose any Liabilities on Landlord. Alterations will be performed only by experienced, licensed and bonded contractors and subcontractors approved in writing by Landlord. Tenant will cause its contractors and subcontractors to carry adequate workmen's compensation insurance and other insurance as set forth in Exhibit "B" and as otherwise may be set forth in this Lease.

     11.4  Liens.  Tenant will pay when due all claims for labor, materials and
           -----
services claimed to be furnished for Tenant or Tenant's Affiliates or for their benefit and keep the Premises and the Project free from all liens, security interests and encumbrances resulting (or alleged to result) therefrom ("Liens"). Tenant shall have the right to contest Liens provided that such contest is undertaken in accordance with all applicable Laws and that Tenant first provides a bond or other security sufficient to cause any Liens to be discharged of record. Subject to the foregoing, Tenant immediately will remove and discharge all Liens and if Tenant fails to do so Landlord may discharge or remove any such Liens at Tenant's sole expense, and without incurring any liabilities to Tenant, and Tenant immediately will pay to Landlord the amounts so spent by Landlord upon presentation of Landlord's statement. Tenant will require Lien waivers from all of Tenant's and its Affiliates' contractors, subcontractors and materialmen, and, before beginning any Alterations, and in any event within ten
(10) days following the execution
of any contract for such work, Tenant will cause to be filed in the Office of the Prothonotary of Philadelphia County waivers of mechanic's and materialmen's liens in the form attached as Exhibit "B-1" (if the form is still applicable at that time) or otherwise in form satisfactory to Landlord's counsel, such waivers to be binding on all contractors, subcontractors and materialmen. Copies of these filed waivers must be delivered to Landlord before any work begins.
Tenant will indemnify Landlord for, and hold Landlord harmless from, all Liens, the removal of all Liens and any related actions or proceedings, and all Liabilities incurred by Landlord in connection therewith. NOTHING IN THIS LEASE OR IN ANY SUBLEASE OR ASSIGNMENT WILL BE DEEMED OR CONSTRUED IN ANY WAY AS CONSTITUTING THE CONSENT OR REQUEST OF LANDLORD, EXPRESS OR IMPLIED, TO ANY CONTRACTOR, SUBCONTRACTOR, LABORER OR MATERIALMAN FOR THE PERFORMANCE OF ANY LABOR OR THE FURNISHING OF ANY MATERIALS FOR ANY ALTERATION, REPAIR OR MAINTENANCE OF THE PREMISES OR ANY PART THEREOF. NOTHING IN THIS LEASE OR IN ANY OTHER DOCUMENT EXECUTED BY LANDLORD WILL BE CONSTRUED TO CONSTITUTE AN ACKNOWLEDGMENT THAT ANY WORK DONE OR MATERIAL PROVIDED BY ANY CONTRACTOR, SUBCONTRACTOR OR MATERIALMAN OF TENANT OR ANY SUBTENANT OR ASSIGNEE WAS DONE OR PROVIDED FOR THE IMMEDIATE USE AND BENEFIT OF LANDLORD.

     11.5  Labor Harmony.  Tenant shall not, directly or indirectly, employ or
           -------------
permit the employment of any contractor, mechanic or laborer, or permit any materials to be brought into the Premises or the rest of the Project, if it would create any work slow down, sabotage, strike, wild-cat strike, picketing or jurisdictional dispute (a "Labor Incident"), or would in any way disturb the peaceful and harmonious operation, management, maintenance, cleaning, security or improvement of the Project or any part thereof. Tenant shall be solely responsible for all Liabilities resulting from any such Labor Incident or disturbance, and, without limiting any other rights and remedies of Landlord, upon demand of Landlord Tenant immediately shall cause all contractors, mechanics, laborers or materials employed or delivered by or for Tenant that are the subject of such Labor Incident or disturbance to be removed from the Project.

12.  INSURANCE.
     ---------

     12.1  Tenant's Insurance.
           ------------------

           (a)  Tenant will maintain during the term:

                (i) Commercial general liability insurance (Broad Form CGL), with contractual liability, cross-liability and fire legal liability endorsements, protecting against all claims and liabilities for personal, bodily and other injuries, death and property damage including, without limitation, broad form property damage insurance, automobile and personal injury coverage. This insurance also will insure Tenant's indemnities of Landlord. The amount of this insurance will not be less than $5 Million combined single limit for each occurrence.

                (ii) "All risk" casualty insurance, covering all of Tenant's Work, Tenant's Property and all Alterations made by or for the benefit of Tenant. This insurance will be for at least 95% of full replacement value.

                (iii) [INTENTIONALLY OMITTED]

                (iv) Employer's liability insurance of not less than $1 Million, and worker's compensation insurance in statutory limits.

                (v) if not already covered by the insurance policies described above, Builder's risk insurance (completed value form) for work required of or permitted to be made by Tenant. The amount of this insurance will be reasonably satisfactory to Landlord and must be obtained before any work is begun.

           (b) All policies of insurance carried by Tenant (except those insuring Tenant's personal property and improvements) must: name Landlord and its designees as additional insureds; contain a waiver by the insurer of any right to subrogation against Landlord and its Affiliates; be written on an "occurrence" basis; be from insurers reasonably acceptable to Landlord; and state that the insurers will not cancel, fail to renew or modify the coverage without first giving Landlord and any other additional insureds at least thirty
(30) days prior written notice.

           (c) Tenant will supply copies of each paid-up policy or a certificate from the insurer certifying that the policy has been issued and complies with all of the terms of this Article. The policies or certificates will be delivered to Landlord when the Lease is signed and renewals provided not less than thirty (30) days before the expiration of the coverage. Landlord always may inspect and copy any of the policies. Tenant waives subrogation (and its insurance policies will contain such a waiver) and any claim or right to recover against Landlord for Liabilities arising out of loss or damage to tangible property or that are otherwise insured against by the property insurance policies that Tenant actually carries or is required to carry hereunder, without regard to any deductibles or collectibility under any insurance policies or the sufficiency of such policies. Tenant and its Affiliates will not undertake, fail to undertake or permit any acts or omissions which will in any way increase the cost of, violate, void or make voidable all or any portion of any insurance policies maintained by Landlord, unless Landlord gives its specific written consent and Tenant pays all increased costs directly to Landlord on demand.

     12.2  Landlord's Insurance.  Landlord will maintain casualty insurance of
           --------------------
at least 95% of the full replacement cost of the Project (excluding foundations, footings, below-grade space and historic items and structures, and provided that such insurance is available at commercially reasonable and competitive prices), commercial general liability insurance (Broad Form CGL or the functional equivalent) of at least $10 Million, and other insurance policies (including, without limitation, rental loss insurance policies) in such amounts as Landlord may determine, all with such deductibles and providing protection against such perils as Landlord determines to be necessary in its sole discretion. All losses on all policies maintained pursuant to this Article will be settled in Landlord's name (or as otherwise designated by Landlord) and proceeds will belong and be paid to Landlord. Landlord waives subrogation (and its insurance policies also will contain such a waiver) and any claim or right to recover against Tenant for Liabilities arising out of loss or damage to tangible property or that are otherwise insured against by the property insurance policies that Landlord actually carries or is required to carry hereunder, without regard to any deductibles or collectibility under any insurance policies or the sufficiency of such policies. Landlord makes no representations or warranties as to the adequacy of any insurance to protect Landlord's or Tenant's interests. Tenant specifically acknowledges and agrees that Landlord will not be responsible for insuring, nor will Landlord have any other Liabilities for or in connection with, any of Tenant's Property and/or any Tenant's Equipment (whether due to loss, damage, theft or otherwise, and regardless of Landlord's negligence), and all claims in connection therewith are hereby waived by Tenant.

13.  SATISFACTION OF REMEDIES; LIABILITY; INDEMNITY.
     ----------------------------------------------

     13.1  Satisfaction of Remedies.  Notwithstanding anything in this Lease or
           ------------------------
elsewhere to the contrary: Tenant and its Affiliates will look solely to Landlord's interest in the Project to satisfy any claims, rights or remedies, and Landlord and its Affiliates, at every level of ownership and interest, have no personal or individual liability of any type, whether for breach of this Lease or otherwise, their assets will not be subject to lien or levy of any type, nor will they be named individually in any suits, actions or proceedings of any type, and all other claims, rights or remedies are hereby waived by Tenant.

     13.2  Damage to Persons or Property.  Subject to the terms of this Article
           -----------------------------
and the rest of this Lease and any disclaimers, exculpations or other limitations on liability therein, Landlord will be liable for damages caused directly by its own negligence or willful misconduct in breach of this Lease, but Landlord will not be liable for any special, indirect, consequential, punitive or similar damages (including, without limitation, any loss of use or revenue by Tenant or any other person) under any circumstances, and Landlord's Liabilities arising from or in connection with the following, if any, will be limited solely to its specific repair and/or maintenance obligations, if any, under Sections 10.1, 15.1 and 16: acts or omissions of Tenant, any other tenants of the Project, any other persons or entities, or their Affiliates, including, without limitation, damage to property, burglary, vandalism, theft, or criminal or illegal activity; explosion, fire or damage by steam, electricity, water, gas, pollution, contamination, hazardous substances, motor vehicles or any casualties; breakage, cracking, obstruction, failure, interruption, leakage, malfunction, obstruction or other defects of or in systems and equipment or the roof, walls, floors, surfaces or structure, or any services or utilities; any work, demolition, maintenance or repairs as and if permitted under this Lease; any other exercise of Landlord's rights under any Laws or under this Lease, including any entry by Landlord or its Affiliates on the Premises in accordance with this Lease; or any of the matters described in Section 23.5. Tenant and its Affiliates assume the risk of all of these Liabilities and waive all claims against Landlord in connection therewith and in connection with any matters for which Tenant is required to indemnify Landlord or hold it harmless under this Lease. Unless expressly permitted elsewhere in this Lease, Tenant also waives rights under any Laws or otherwise that would permit Tenant to terminate this Lease, perform repairs or maintenance in lieu of Landlord (or on Landlord's behalf), or offset or withhold any amounts due because of damage to or destruction of the Premises, any repairs or maintenance or any other reason. Tenant promptly will notify Landlord of any damage or injury to persons or property and any events which could be anticipated to give rise to any of the foregoing Liabilities. This exculpation of Landlord and all of Tenant's waivers in this Lease will apply to all of Tenant's Affiliates to the greatest extent possible. If and to the extent that this exculpation and these waivers do not so apply, Tenant will indemnify Landlord for and hold Landlord free and harmless from all Liabilities incurred by Landlord to or in connection with Tenant's Affiliates.

     13.3  Indemnification.  Except as limited by Landlord's waivers as set
           ---------------
forth in Section 12.2, Tenant will indemnify Landlord for and hold Landlord harmless from Liabilities arising from or in connection with: acts or omissions of Tenant or its Affiliates or the conduct of Tenant's business; injuries, death or damage occurring in or on the Premises or in connection with or as a result of any Tenant's Equipment or any installation, operation, repair, maintenance or removal thereof or damage thereto (except if and to the extent caused directly by Landlord's negligence or willful misconduct in breach of this Lease); Tenant's breach of or default under this Lease; claims made by Tenant's Affiliates against Landlord if Tenant has waived those claims in this Lease or Landlord would not be responsible to Tenant for such claims if such claims were made by Tenant hereunder; and claims made by or Liabilities to Tenant's Affiliates or other persons if Landlord declines to consent to any act, event or document requiring Landlord's consent under this Lease (although, subject to the terms of this Lease, this will not prevent Tenant from making its own claim solely on its own behalf if Landlord declines to consent where Landlord is required to consent under the terms of this Lease). Tenant will not be responsible for consequential damages incurred by Landlord by reason of this
Section 13.3, but this shall not in any way apply to or limit Landlord's rights and remedies and Tenant's obligations under Article 21 of this Lease nor shall it prevent Landlord from collecting consequential damages from Tenant to the extent that Landlord becomes liable to a third party for consequential damages as a result of any acts, events or omissions for which Tenant has otherwise agreed to indemnify Landlord for or hold Landlord harmless from pursuant to this
Section 13.3.

14.  COMMON AREA AND PARKING.
     -----------------------

     14.1  Common Area.  "Common Area" and improvements within the Project, as
           -----------
it now exists or as it exists in the future, not held or designated for the exclusive use or occupancy of Landlord, Tenant, or other tenants. Subject to the terms, conditions and limitations in this Lease, Tenant may use the Common Area on a non-exclusive basis during the term of this Lease. Otherwise, Landlord reserves all rights in connection with the Common Area, including, without limitation, the right to change, relocate, improve or demolish portions, promulgate rules and regulations for its use, limit the use of any portion of the Common Area by Tenant or its Affiliates, and place certain portions of the Common Area off limits to Tenant and its Affiliates, including, without limitation, janitorial, maintenance, equipment and storage areas, and entrances, loading docks, corridors, elevators and parking areas. Landlord reserves the space above hung ceilings, below the floor and within the walls of the Premises, and the right to install, relocate, remove, use, maintain, repair and replace systems and equipment within or serving the Premises or other parts of the Project. If Landlord is repairing or replacing systems and equipment it shall attempt in a commercially reasonable manner not to unreasonably interfere with Tenant's business operations (except in emergencies), but this shall not be interpreted so as to prevent Landlord from exercising such rights. Landlord's exercise of its rights will not require Landlord to compensate Tenant in any way, result in any Liabilities to Landlord, entitle Tenant to abate rent, or reduce Tenant's Lease obligations. Landlord also reserves the right to change the name and/or street address of the Project or portions of the Project and to affix signs anywhere on or in the Project in its sole discretion.

15.  DAMAGE OR DESTRUCTION.
     ---------------------

     15.1  Repairs.  Subject to the rest of this Article and the rest of this
           -------
Lease (including, without limitation, Tenant's waivers in this Lease), Landlord will repair damage to the Premises caused by casualties insured against under standard "all risk" casualty policies, and except as may otherwise be required by then applicable Laws, Landlord will attempt to restore the damaged portions to their prior condition. However, Landlord is not obligated to repair damage for which Landlord has no liability under other provisions of this Lease, and Landlord is not required to undertake repairs unless insurance proceeds (exclusive of deductibles) are available, spend more than the net insurance proceeds it actually receives (exclusive of deductibles) and is permitted to retain for any repair or replacement, or repair, replace or be responsible for any damage to Tenant's Work, Tenant's Property, Tenant's Equipment, or any Alterations. Landlord will begin repairs within a reasonable time after receiving notice of the damage, required building permits or licenses and the insurance proceeds payable on account of the damage.

     15.2  Landlord and Tenant Election to Terminate.
           -----------------------------------------

           (a) Landlord has the option either to repair the casualty damage, or terminate this Lease by delivering written notice within seventy-five (75) days after the damage occurs, if: the damage occurs during the last year of the term; or Tenant is in default; or Landlord also terminates the rest of the retail tenancies in the first three floors of the Project (including the Concourse Level).

           (b) Tenant also has the option to terminate this Lease by delivering written notice to Landlord if: the casualty damages the Premises and renders it untenantable, and: (i) the estimated time to substantially complete the repairs and render the Premises tenantable again, as estimated by Landlord's professionals or contractors in good faith, exceeds twelve (12) months (or, during the last year of the term, exceeds fifty percent (50%) of the remainder of the term), provided that Tenant delivers its written termination notice to Landlord within fifteen (15) days after receiving such estimate; or (ii) Landlord is required or elects to repair and the repairs which Landlord is required to make are not substantially completed within eight (8) months after the damage occurs (subject to extension of this period for up to an additional two (2) months for delays caused by force majeure), the damage was not caused by the intentional acts or omissions of Tenant or its Affiliates, and Tenant delivers its written termination notice to Landlord within fifteen (15) days after the end of Landlord's repair period and Landlord fails to substantially complete within sixty (60) days after receiving this notice, in which event this Lease will terminate at the end of this sixty (60)-day period.

     15.3  Abatement of Rent.  If the Premises are damaged by casualty so as to
           -----------------
be untenantable for more than three (3) consecutive business days and Tenant vacates and discontinues business operations, base rent and Tenant's share of Taxes will abate entirely until the date that Landlord has substantially completed the repairs and given Tenant access to the Premises, or the date that Tenant again begins to conduct business operations from the Premises, whichever is earlier. If Tenant continues or begins to conduct business operations or reoccupies the Premises before substantial completion of these repairs but cannot conduct substantial business operations because of these ongoing repairs, base rent will abate in proportion to the degree to which Tenant's use of the Premises is impaired, as reasonably determined by Landlord. The abatement of base rent and Tenant's share of Taxes will not exceed the annual base rent for the Lease Year in which the damage occurs. These abatements described above and Tenant's right to terminate as described in Section 15.2(b) are Tenant's sole rights, remedies and compensation in connection with any damage, destruction or repairs.

16.  CONDEMNATION.
     ------------

     If all or substantially all of the Premises are condemned, taken or appropriated by any public or quasi-public authority under the power of eminent domain, police power or otherwise, or if there is a sale in lieu thereof ("Condemned" or a "Condemnation"), this Lease will terminate when possession is taken by the condemning authority or its designee.

     (a) If more than twenty-five percent (25%) of the usable area of the Premises is Condemned, either Landlord or Tenant may terminate this Lease when possession is taken by the condemning authority or its designee by delivering written notice to the other within fifteen) days thereafter. Landlord also may terminate this Lease as described above if: the Condemnation occurs during the last year of the term; or Tenant is in default; or the repairs would take more than one hundred twenty (120) days to complete, in Landlord's reasonable judgment; or the Condemnation affects an area equal to more than twenty-five percent (25%) of the area held for lease in the first three floors of the Project (including the Concourse Level); or the Condemnation affects more than thirty-five percent (35%) of the area held for lease on Tenant's floor.

     (b) If part of the Premises is Condemned and this Lease is not terminated, Landlord will make the necessary repairs to the Premises so that, to the extent reasonably possible, the remaining part of the Premises will be a complete architectural unit. Otherwise, Landlord's repair obligations will be as described in Section 15.1, except that Landlord will not be required to begin repairs until a reasonable time after it receives any necessary building permits and licenses and substantially all of the proceeds of any awards granted for the Condemnation. After the date possession is taken by the condemning authority or its designees, base rent will abate and Tenant's Percentage and the Annual Tax Stop will be reduced in proportion to the area of the Premises Condemned.

All proceeds, income, rent, awards and interest in connection with any Condemnation will belong to Landlord, whether awarded as compensation for diminution of value to the leasehold improvements, or the unexpired portion of this Lease, or otherwise. Tenant waives all claims against Landlord and the condemning authority with respect thereto, but nothing in this Section prevents Tenant from bringing a separate action against the condemning authority for moving costs or for lost goodwill (as long as this separate action does not diminish Landlord's recovery).

17.  ASSIGNMENT AND SUBLETTING.
     -------------------------

     17.1  Landlord's Consent Required.  Tenant will not, and does not have the
           ---------------------------
right or power to, voluntarily, involuntarily or by operation of any Laws, sell, convey, mortgage, subject to a security interest, license, assign, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or the Premises, or allow anyone other than Tenant's employees to occupy the Premises (singularly or collectively, "Transfer"), without, first obtaining Landlord's prior written consent in each case except as specifically set forth in Section 1 7.5(c) and complying with this Article and any attempt to do so without this consent and compliance will be null and void and a default, unless otherwise specifically elected by Landlord in writing. (See Sections 17.3 and 1 7.5(c).) A "Transfer" will not be deemed to include any rights that Tenant may grant to its telecommunications customers to access or service equipment located within the Premises in the so-called "collocation room," provided that all such rights otherwise shall be subject and subordinate to the terms of this Lease.

     17.2  Notice.  Tenant will notify Landlord in writing at least thirty (30)
           ------
days before any proposed or pending Transfer and will deliver to Landlord such information as Landlord may reasonably request in connection with the proposed or pending Transfer and the proposed Transferee, including, without limitation, a copy of the final executed Transfer documents, certified current financial statements, a current Dun Bradstreet report (if available), banking references and other relevant financial information for the proposed Transferee, and information as to the type of business and business experience of the proposed Transferee. All of this information must be suitably authenticated.

     17.3  Reasonable Consent.  Subject to Section 17.5(c), Landlord will not
           ------------------
unreasonably withhold, condition or delay its consent to an assignment or sublease by Tenant, but Landlord may withhold its consent arbitrarily and in its sole discretion to any hypothecation, assignment for security purposes or other Transfer or to any requested assignment or sublease before Tenant completes Tenant's Work, acknowledges that the Rent Commencement Date has occurred and pays its first full month's rent under the Lease. Tenant agrees that Landlord's withholding of consent to a proposed sublease or assignment will be deemed reasonable if Tenant is in default or any of the other terms and conditions of this Article have not been complied with, or if any of the following conditions are not satisfied: (a) the subtenant or assignee will use the Premises only for the uses permitted in Section 1.10 and otherwise in accordance with this Lease, and the business and reputation of the subtenant or assignee are consistent with the other tenancies and standards of the Project in Landlord's reasonable judgement; (b) the subtenant or assignee is reputable and creditworthy and has the independent financial ability to perform the obligations of Tenant under this Lease without undue financial burden in Landlord's reasonable judgement, and neither it nor its predecessors in interest has been subject to a bankruptcy or reorganization, or had a receiver appointed to manage its affairs or in connection with any of its assets, and has not been subject to criminal judgments, sanctions, consent decrees or similar actions by the SEC or other governmental or quasi-governmental authorities; (c) Landlord's Mortgagees consent (if their consent is required); and (d) at any time there will be no more than an aggregate of two (2) subleases of the Premises. These conditions are not exclusive and Landlord may consider other factors deemed to be relevant in determining if Landlord should grant or reasonably withhold its consent.

     17.4  No Release of Tenant.  Whether or not Landlord consents, no Transfer
           --------------------
will release or alter the liability of Tenant to pay rent and perform all of Tenant's other obligations under this Lease. The acceptance of rent by Landlord from any person other than Tenant is not a waiver by Landlord. Consent to one Transfer will not be deemed to be consent to any subsequent Transfer. If Tenant or any Transferee defaults under this Lease, Landlord may proceed directly against the Transferee and/or against Tenant without proceeding or exhausting its remedies against the other. After any Transfer, Landlord may consent to subsequent Transfers of or amendments to this Lease without notifying Tenant or any other person, without obtaining consent thereto, and without relieving Tenant of its Liabilities under this Lease (as it may be modified).

     17.5  Additional Terms.
           ----------------

           (a) This Article is binding on and will apply to every Transferee, at every level. The surrender of this Lease or its termination will not be a merger, but Landlord will have the right to terminate all subleases and the occupancy rights of all Transferees. Tenant will pay to Landlord as additional rent: (i) fifty (50%) of all consideration paid or payable for or by reason of any assignment of this Lease (but excluding any consideration paid or payable in connection with the sale of all or substantially all of Tenant's assets); or
(ii) in the case of sublease, fifty percent (50%) of the amount by which the sublease rent and additional rent and other consideration paid or payable exceeds the base rent and additional rent for the sublease term (prorated if the area subleased is less than the entire area of the Premises), in each case after Tenant first recovers its bona fide, reasonable out-of-pocket costs paid to unaffiliated third parties to obtain the subtenant or assignee, including without limitation, attorneys fees, brokerage commissions, new tenant improvements made solely for the subtenant or assignee and free rent. At Landlord's option, Landlord may collect all or any part of this additional rent directly from the payer, and consideration paid or payable will be defined in its broadest sense. Tenant will promptly deliver to Landlord copies of all executed Transfer documents, all collateral agreements and all later amendments. Tenant will pay Landlord's reasonable attorneys' fees and other costs in connection with any request for Landlord's consent to a Transfer.

           (b) An assignee will be deemed to have assumed all of Tenant's obligations and Liabilities under this lease and will be deemed to be bound by this Lease, and Tenant and the assignee will indemnify Landlord and hold it harmless from all Liabilities in connection with the assignment. To confirm the foregoing, a prospective assignee will be required to execute and deliver to Landlord an unconditional written assumption of Tenant's Liabilities under this Lease and the indemnity described above. Tenant and the assignee will be deemed to be jointly and severally liable for all Liabilities of the tenant under this Lease and any existing and future amendments thereto. A sublease will be deemed to be subject and subordinate to this Lease in all respects. Tenant and the subtenant will indemnify Landlord and hold it harmless from all Liabilities in connection with the sublease. The subtenant will acquire no rights or claims against Landlord or its Affiliates and will not have the right to enforce any of Tenant's rights and remedies under this Lease against Landlord. If this Lease is terminated or Landlord rightfully reenters or repossesses the Premises, Landlord may terminate the sublease, or at its option, become the sublessor under the sublease and the subtenant will attorn to Landlord, but Landlord will not be liable for Tenant's acts or omissions, subject to any existing defenses or offsets against Tenant or bound by any amendment to the sublease made without Landlord's prior written consent. By entering into a sublease, Tenant and the sublessee agree that if the sublessee breaches an obligation under its sublease which would also constitute a default by Tenant under this Lease if not cured within applicable grace periods, then Landlord will have all of the rights and remedies against the subtenant that is also has against Tenant for such a default. Without limiting the generality of the foregoing, Landlord will be permitted (by assignment of the cause of action or otherwise) to join the subtenant in any action or proceeding against Tenant or to proceed against the subtenant directly in the name of Tenant to enforce these rights and remedies. Tenant will cooperate with Landlord and execute such documents as may be reasonably necessary to implement these rights granted to Landlord. The exercise of these rights and remedies will not constitute an election of remedies and will not in any way impair Landlord's right to pursue other or similar rights and remedies directly against Tenant, nor will the grant or exercise of these rights or remedies result in the subtenant acquiring any rights or claims against Landlord or its Affiliates. Tenant and its Affiliates will not, directly or indirectly, assign, sublease or otherwise transfer to, or take an assignment or sublease from, or otherwise occupy premises leased to, any current or then-existing tenants (or their Affiliates, assignees, sublessees or successors) in the Project or anyone with whom Landlord negotiated during the prior six (6) months, and any attempt to do so will be null and void. Transferees (other than permitted assignees) will not have the right or power to make further Transfers, and any attempt to do so will be null and void and a default unless otherwise specifically elected by Landlord in writing. As a material inducement to Landlord to enter into this Lease, Tenant agrees to make each prospective Transferee aware of the terms of this Article and will deliver to each prospective Transferee a true and correct copy of this Lease prior to any Transfer, and each document of assignment, sublease or other Transfer, at every level, will include or explicitly incorporate the terms of this Article. Landlord may require confirming and/or additional assurances and agreements for its protection from Tenant and the assignee or subtenant, each of whom agrees to give such assurances and execute such agreements.

           (c) The sale of stock in Tenant shall not be deemed to be an attempted Transfer hereunder, but any dissolution, merger, consolidation or other reorganization of Tenant, or the Transfer of all or substantially all of Tenant's assets, will deemed to be an attempted assignment of this Lease and subject to all of the terms of this Article and the rest of this Lease and the other party will be deemed to be a prospective assignee. HOWEVER, THE ASSIGNMENT OF THIS LEASE BY TENANT TO AN ENTITY THAT ACQUIRES ALL OR SUBSTANTIALLY ALL OF TENANT'S ASSETS, OR AN ASSIGNMENT OR SUBLEASE BY TENANT TO ITS PARENT CORPORATION OR WHOLLY-OWNED SUBSIDIARY OR TO AN ENTITY UNDER COMMON CONTROL WITH TENANT, WILL BE DEEMED TO BE A PERMITTED ASSIGNMENT OR SUBLEASE, AS APPLICABLE, PROVIDED THAT THE REST OF THIS ARTICLE IS COMPLIED WITH (OTHER THAN THE REQUIREMENT OF LANDLORD'S CONSENT) AND THE TRANSFEREE HAS A NET WORTH, CREDIT

RATING AND FINANCIAL CAPABILITY AT LEAST EQUAL TO TENANT'S WHEN TENANT EXECUTED THIS LEASE.

18.  MORTGAGEE PROTECTION.
     --------------------

     18.1  Subordination and Attornment.  This Lease is subordinate to all
           ----------------------------
Superior Leases and Mortgages, and Tenant will attorn to each person or entity that succeeds to Landlord's interest under this Lease. This subordination and adornment are self-operative as to Landlord's Mortgagees existing when this Lease is executed, but if requested to confirm a subordination and/or attornment, Tenant will execute the standard-form subordination and/or attornment and/or non-disturbance agreements requested by those existing Landlord's Mortgagees. These subordination and attornment provisions also will apply to any subsequent Superior Leases and Mortgages and Landlord's Mortgagees, provided that those subsequent Landlord's Mortgagees agree not to disturb Tenant's rights under this Lease as long as Tenant is not in default, and if requested by any subsequent Landlord's Mortgagees, Tenant will execute the standard form subordination and/or non-disturbance and/or attornment agreement provided by those Landlord's Mortgagees. Notwithstanding the foregoing, if any Landlord's Mortgagee elects in writing at any time, this Lease will be superior to that Landlord's Mortgagee's Superior Leases and Mortgages specified, regardless of the date of recording, and Tenant will execute an agreement confirming this election on request.

     18.2  Mortgagee's Liability.  The obligations and Liabilities of Landlord,
           ---------------------
Landlord's Mortgagees or their successors under this Lease will exist only if and for so long as each of these respective parties owns fee title to the Project or is the lessee under a ground lease of the Project. If any of Landlord's Mortgagees become the owner or a mortgagee-in-possession of the Project or any portion thereof, Tenant will be liable to those Landlord's Mortgagees for any base rent paid more than thirty (30) days in advance. Landlord's Mortgagees and their successors will not be liable for: (a) acts or omissions of prior Landlords; (b) the return of any security deposit not delivered to them; or (c) amendments to this Lease made without their consent (if their consent is required under a Superior Lease or Mortgage).

     18.3  Mortgagee's Right to Cure.  No act or omission (if any) which
           -------------------------
otherwise entitles Tenant under the terms of this Lease to be released from any Lease obligations or to terminate this Lease (except as specifically set forth in Articles 15 and 16) will result in such a release or termination unless Tenant first gives written notice of the act or omission to Landlord and Landlord's Mortgagees and those parties then fail to correct or cure the act or omission within a reasonable time thereafter (which will not be less than sixty
(60) days). Nothing in this Section or the rest of this Lease obligates Landlord's Mortgagees to correct or cure any act or omission or is meant to imply that Tenant has the right to terminate this Lease or be released from its obligations unless that right is explicitly granted elsewhere in this Lease.

19.  ESTOPPEL CERTIFICATES.
     ---------------------

     Tenant will from time to time, within fifteen (15) days after request by Landlord, execute and deliver estoppel certificates in form satisfactory to Landlord or its designees which will certify (except as may be truthfully and accurately noted to the contrary by Tenant therein) such information concerning this Lease or Tenant or it's Affiliates as Landlord or its designees may request. Each estoppel certificate will be binding on Tenant as of the date of execution with respect to the information presented, and may be relied on by Landlord and Landlord's designees. If Tenant fails to execute and deliver estoppel certificates as required, Landlord's representations concerning the matters covered by the estoppel certificate will conclusively be presumed to be correct and binding on Tenant and its Affiliates.

20.  DEFAULT.
     -------

     The occurrence of one or more of the following events will be a default by Tenant under this Lease: (a) [INTENTIONALLY OMITTED]; (b) the failure to pay rent or any other required amount within five (5) days after written notice that the payment is due, although no further notice or grace period will be required or granted if two (2) such notices have been given in any twelve (12)-month period; (c) as provided in Articles 22 and 24; (d) a Transfer or attempted Transfer in violation of Article 17; (e) the failure to maintain its required insurance policies if such failure continues for more than five (5) days after written notice from Landlord; (fl if there is a guaranty of this Lease, a default not cured within applicable cure periods by any guarantor thereunder; or
(9) the failure to observe or perform any other obligation, term or condition within the time period specified in this Lease; if no time period is specified, it will be a default if this failure continues for fifteen (15) days after written notice from Landlord to Tenant, but if more than fifteen (15) days are reasonably required to cure, Tenant will not be in default if Tenant promptly begins to cure within the fifteen (1 5)-day period, and then diligently completes the cure as soon as reasonably possible but no later than forty-five
(45) days after the notice of default is given.

21.  REMEDIES FOR DEFAULT.
     --------------------

     21.1  General.  If Tenant defaults, Landlord may at any time thereafter,
           -------
with or without notice or demand, choose any or all of the following remedies or pursue any other right or remedy now or hereafter available to Landlord under this Lease or at law or in equity:

           (a) At Landlord's written election the following amounts will become immediately due and payable in advance:

                (i) The unpaid rent which has accrued and would have accrued up to the date of payment plus late charges and interest from the dates such rent was due to the date of payment at the Default Rate; plus

                (ii) The whole balance of unpaid rent which would have become due had this Lease continued for the balance of the term (discounted to the date of payment at the rate of seven percent (7%) per annum); plus

                (iii) All reasonable costs incurred by Landlord in enforcing the provisions of this Lease, including, without limitation, attorneys' fees and costs, and/or

           (b) Landlord may terminate this Lease by written notice to Tenant. If Landlord elects to terminate this Lease under the provisions of this Section, Landlord may recover from Tenant a judgment and Tenant will be liable for damages computed in accordance with the following formula, in addition to Landlord's other remedies:

                (i) The unpaid rent which has accrued and would have accrued up to the time of judgment plus late charges and interest from the dates such rent was due to the date of the judgment at the Default Rate; plus

                (ii) The amount (discounted to the date of payment at the rate of seven percent (7%) per annum) by which the whole balance of unpaid rent which would have become due had this Lease continued for the balance of the term after the date of judgment exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided (also discounted at the rate of 7% per annum); plus

                (iii) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease and/or which in the ordinary course would be likely to result therefrom including, without limitation, the reasonable costs of enforcing the terms of this Lease, repossessing, repairing, altering, performing tenant improvements to and reletting the Premises, and reasonable marketing, brokerage and attorneys' fees and costs; plus

                (iv) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable Laws.

Notwithstanding the foregoing, to avoid a duplication of payments, if Landlord has actually received payment in full of all accelerated rent for the Lease term and the other amounts as described in Section 21.1 (a) above, it cannot thereafter also receive additional amounts under this Section 21.1 (b). If Landlord elects the remedy in this Section 21.1 (b) and has actually received payment in full of all amounts as described in this Section 21.1(b), it cannot thereafter also receive additional amounts under Section 21.1(a) above, and/or

           (c) Subject to the terms of this Lease, Landlord or its designee may, without further notice or demand but otherwise subject to law, enter the Premises without Liabilities for damages for such entry or for the manner thereof, for the purpose of distraint or execution and/or to take possession of the Premises to minimize the loss by reason of Tenant's default.

           (d)  [INTENTIONALLY OMITTED]

           (e) IF THIS LEASE OR TENANTS RIGHT OF POSSESSION IS TERMINATED BECAUSE OF TENANT'S DEFAULT OR FOR ANY OTHER REASON, OR IF THE TERM EXPIRES (AND IT IS AGREED THAT THE REMEDIES PROVIDED IN THIS SUBSECTION (e) ARE AVAILABLE TO LANDLORD WHENEVER THIS LEASE OR TENANT'S RIGHT OF POSSESSION IS TERMINATED OR EXPIRES, WHETHER BECAUSE OF TENANT'S DEFAULT OR OTHERWISE), ANY ATTORNEY OF ANY COURT OF RECORD AS ATTORNEY FOR TENANT AND ALL PERSONS CLAIMING BY, UNDER OR THROUGH TENANT, IS HEREBY AUTHORIZED AND EMPOWERED TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING BY, UNDER OR THROUGH TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE HIS SUFFICIENT WARRANT, WHEREUPON IF LANDLORD SO DESIRES, A WRIT OF POSSESSION AND/OR EXECUTION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER, AND IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED IT SHALL BE CANCELED OR SUSPENDED AND POSSESSION OF THE PREMISES REMAINS IN OR IS RESTORED TO TENANT OR ANY PERSON CLAIMING BY, UNDER OR THROUGH TENANT, LANDLORD WILL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR UPON THE EXPIRATION OR TERMINATION OF THIS LEASE OR TENANTS RIGHT OF POSSESSION TO CONFESS JUDGMENT IN EJECTMENT AS SET FORTH ABOVE TO RECOVER POSSESSION OF THE PREMISES, AND/OR

           (f) IN ANY ACTION OF OR FOR EJECTMENT OR POSSESSION, OR FOR RENT OR CHARGES OR OTHER AMOUNTS, LANDLORD WILL CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT AND IF A TRUE COPY OF THIS LEASE (AND SUCH AFFIDAVIT SHALL BE SUFFICIENT PROOF OF

THE TRUTH OF THE COPY) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL, NOTWITHSTANDING ANY LAW, RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY. TENANT RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL PROCEDURAL ERRORS IN ANY PROCEEDINGS TAKEN BY LANDLORD, WHETHER BY VIRTUE OF THE POWERS OF ATTORNEY CONTAINED IN THIS LEASE OR NOT, AND ALL LIABILITIES THEREFOR.

TENANT SPECIFICALLY ACKNOWLEDGES AND AGREES THAT THE PROVISIONS OF SECTIONS 21.1(e) AND (f) AUTHORIZE AND EMPOWER LANDLORD, WITHOUT TENANT RECEIVING ANY PRIOR NOTICE OR PRIOR HEARING IN ANY COURT, TO CAUSE THE ENTRY OF JUDGMENTS AGAINST TENANT FOR POSSESSION OF THE PREMISES AND IMMEDIATELY THEREAFTER, WITHOUT THE UNDERSIGNED RECEIVING ANY PRIOR NOTICE (EXCEPT THAT LANDLORD HEREBY AGREES TO GIVE TENANT NOTICE OF THE ENTRY OF JUDGMENT WITHIN THREE (3) BUSINESS DAYS AFTER THE JUDGMENT IS ENTERED AND LANDLORD IS OFFICIALLY NOTIFIED THEREOF) OR PRIOR HEARING IN ANY COURT, TO EXERCISE POST-JUDGMENT ENFORCEMENT AND EXECUTION REMEDIES. TENANT ACKNOWLEDGES THAT IT HAS AGREED TO WAIVE ITS RIGHTS TO A PRIOR NOTICE AND HEARING UNDER THE CONSTITUTION OF THE UNITED STATES, THE CONSTITUTION OF THE COMMONWEALTH OF PENNSYLVANIA AND ALL OTHER APPLICABLE STATE AND FEDERAL LAWS IN CONNECTION WITH LANDLORD'S ABILITY TO CAUSE THE ENTRY OF JUDGMENTS AGAINST TENANT AND IMMEDIATELY THEREAFTER TO EXERCISE ITS POST-JUDGMENT ENFORCEMENT AND EXECUTION REMEDIES. TENANT HAS DISCUSSED THE LEGAL IMPACT OF THIS WAIVER WITH ITS INDEPENDENT COUNSEL AND ACKNOWLEDGES THAT IT HAS
FREELY WAIVED SUCH RIGHTS.  TENANT'S INITIALS  [            ].

          Tenant expressly waives the benefits of all Laws, now or hereafter in force, exempting any property within the Premises or elsewhere from distraint, levy or sale, and/or

           (g) After reentry, retaking or recovering of the Premises, with or without terminating this Lease, and without limiting Landlord's acceleration right or other rights and remedies, Landlord may (but will not be obligated to) relet the Premises or any part(s) thereof to such person(s) upon such terms as may in Landlord's sole discretion seem best for a term within or beyond the term of this Lease. Any such reletting by Landlord before termination of this Lease will be for Tenant's account, and may be in Landlord's name or Tenant's name, and Tenant will remain liable for all rent and additional rent (including all charges and damages) due at the time of the reletting plus all of such amounts that otherwise would have been due under this Lease for the balance of the term absent any expiration, termination, repossession or reletting, plus all costs of the type described in Sections 21.1(b)(iii) and (iv), as accelerated or, if not accelerated, as they accrue. However, until this Lease expires or is terminated, each month Tenant will receive a credit against its obligations equal to the net rental proceeds (excluding any utility charges or charges that must be remitted by Landlord to any governmental or quasi-governmental authority), if any, actually paid to Landlord in that month the party or parties to whom the Premises were relet, but this credit will never be more than the amounts owed by Tenant to Landlord for that month. Further, Tenant, for itself and its successors and assigns, hereby irrevocably constitutes and appoints Landlord as Tenant's agent to collect the rents due and to become due from all sublessees and Transferees and apply the same to the rent due hereunder without in any way affecting Tenant's obligation to pay any unpaid balance of rent due or to become due hereunder.

Tenant waives the right to any notice to remove as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees that five (5) days notice shall be sufficient in any case where a longer period may be statutorily specified. For the purposes of computing any rent due hereunder, the amounts of additional rent which would have been payable per year under this Lease will be such amounts as were or would have been payable as specified in this Lease or, if not specified, as reasonably estimated by Landlord (in either case without the benefit of any abatement to which Tenant may have been entitled). As used in this Article 21, the "term" means the initial term of this Lease and any renewals or extensions to which Tenant shall have become bound prior to the default.

     21.2  Remedies Cumulative.  All remedies available to Landlord hereunder
           -------------------
and at law and in equity will be cumulative and concurrent. No termination of this Lease nor taking or recovering possession of the Premises will deprive Landlord of any remedies or actions against Tenant for rent, for charges or for damages for the breach of any covenant, agreement or condition, nor will the bringing of any such action for rent, charges or breach, nor the resort to any other remedy or right for the recovery of rent, charges or damages for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession. No reentering or taking possession of the Premises, or making of repairs, alterations or improvements thereto, or reletting thereof, will be construed as an election by Landlord to terminate this Lease unless specific written notice of such election is given by Landlord to Tenant.

     21.3  Performance by Landlord.  If Tenant breaches any of its obligations
           -----------------------
under this Lease, Landlord, without waiving or curing the breach may, but will not be obligated to, perform Tenant's obligations for the account and at the expense of Tenant. Landlord will attempt to provide Tenant with oral or written notice before performing Tenant's obligations, but if Landlord believes that its performance is necessary due to an emergency or to prevent damage or injury or protect health, safety or property, Landlord need not give any notice before performing Tenant's obligations. Tenant will pay on demand all reasonable costs and expenses incurred by Landlord in connection with Landlord's performance of Tenant's obligations, and Tenant will indemnify Landlord for and hold Landlord harmless from all Liabilities incurred by Landlord in connection therewith.

     21.4  Default Rate.  The amount of any judgment obtained by Landlord
           ------------
against Tenant in any legal proceeding arising out of Tenant's default under this Lease will bear interest until paid at the Wells Fargo Bank prime rate plus three percent (3%), or the maximum rate permitted by law, whichever is less (the "Default Rate"). Notwithstanding anything to the contrary contained in any Laws, with respect to any damages that are certain or ascertainable by calculation, interest will accrue from the day that the right to the damages vests in Landlord, and in the case of any unliquidated claim, interest will accrue from the day the claim arose.

22.  BANKRUPTCY.  [SEE EXHIBIT "F"]
     ----------

23.  GENERAL PROVISIONS.
     ------------------

     23.1  Surrender of Premises.  When this Lease terminates, Tenant will
           ---------------------
remove all of its signs, movable trade fixtures and equipment, inventory and other personal property, whether owned by Tenant or its Affiliates ("Tenant's Property") and such of Tenant's Equipment (whether or not it constitutes Tenant's Property) as may be specified by Landlord. Tenant's Property remaining after termination will be deemed abandoned and Landlord may store, keep, sell, destroy or dispose of it without incurring any Liabilities to Tenant or its Affiliates. Tenant will repair all damage, remove Alterations and Tenant's Equipment and perform any necessary restoration if and to the extent required in
Article 11, and surrender the Premises broom clean and in good condition and repair, reasonable wear and tear and fire and other casualty excepted. The surrender of the Premises or the expiration or earlier termination of this Lease will not relieve Tenant of any Liabilities owed or incurred by Tenant prior thereto (including, without limitation, the payment of base rent, utilities, Taxes or other amounts payable by Tenant during the term even if not billed to Tenant until after the end of the term), all of which will survive.

     23.2  Holding Over.  Tenant will surrender possession of the Premises as,
           ------------
when and in the condition required by this Lease and will not hold over in the Premises after the end of the Lease term without the express prior written consent of Landlord. However, provided that Tenant is not in default, Tenant will not be deemed to have held over in the Premises if at least sixty (60) days before the end of the Lease term Tenant notifies Landlord in writing that it irrevocably wishes to extend the term for an additional calendar month, in which case the term shall be so extended. Tenant will indemnify Landlord for, and hold Landlord harmless from, any and all Liabilities arising out of or in connection with its failure to surrender possession as required and/or any holding over, including, without limitation, any claims made by any succeeding tenant, any loss of rent suffered by Landlord and any consequential or other damages. If, despite this express agreement, any tenancy is created by Tenant's holding over, except as specifically set forth in the next sentence the tenancy will be a tenancy at will terminable immediately at Landlord's sole option on written notice to Tenant, but otherwise subject to the terms of this Lease, except that the most recent annual base rent rate will be doubled and payable weekly in advance. Nothing in this Article or elsewhere in this Lease permits Tenant to hold over or in any way limits Landlord's other rights and remedies if Tenant fails to surrender possession as required or holds over.

     23.3  Entry By Landlord.  Landlord in good faith will attempt to give
           -----------------
Tenant at least 24 hours' oral or written notice before entering the Premises, avoid disturbing the conduct of Tenant's business by such entry more than is reasonably necessary under the circumstances and comply with Tenant's reasonable security procedures. But, Landlord need not give prior notice and will have the right to use any means necessary to enter the Premises if Landlord believes there is an emergency or that entry is necessary to prevent damage or injury or protect health, safety or property. Subject to the foregoing, Landlord and its Affiliates at all times have the right to enter the Premises, and Landlord will retain (or be given by Tenant) keys to unlock all the doors to or within the Premises, excluding doors to Tenant's vaults and files and other secured installations. Entry to the Premises and the exercise of Landlord's rights will not be deemed to be a default, a forcible or unlawful entry into or a detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof, nor will it subject Landlord to any Liabilities or entitle Tenant to any compensation, abatement of rent or other rights and remedies, all of which are waived by Tenant.

     23.4  Brokers.  Subject to Tenant's representation and warranty below,
           -------
Landlord will pay a brokerage commission to Tenant's Broker (if any, as identified in Article 1) provided that Landlord and Tenant's Broker have executed and delivered a written commission agreement prior to or concurrently with the execution and delivery of this Lease, and Landlord's Liabilities in connection with the payment of such brokerage commission will be governed solely by the terms of that written agreement. Tenant represents and warrants that it has had no dealings with any agent, broker, finder or other person who is or might be entitled to a commission or other fee from Landlord in connection with the Project or this or any related transaction, except for Tenant's Broker, and will indemnify Landlord and hold it harmless from any Liabilities for breach of this representation or warranty. Landlord will indemnify Tenant and hold it harmless from any Liabilities incurred by Tenant by reason of any claims for a commission or other similar consideration in connection with this or any related transaction made by any agent, broker, finder or other similar party employed or engaged by Landlord.

     23.5  Quiet Enjoyment.  So long as Tenant pays all rent and performs its
           ---------------
other obligations as required, Tenant may quietly enjoy the Premises without hindrance or molestation by Landlord or any person lawfully claiming through or under Landlord, subject to the terms of this Lease and the terms of any Superior Leases and Mortgages, and all other agreements or matters of record to which this Lease is subordinate.

     23.6  Security.  As a material inducement to Landlord, Tenant specifically
           --------
waives all Liabilities against Landlord in connection with security personnel, protection and systems and agrees that Tenant is solely responsible for providing security for the Premises and Tenant's personnel. Without limiting the generality of this Section, Tenant agrees that: (a) Landlord may, but will not be required to, supply security personnel, protection and systems for the Premises, the Common Area or the rest of the Project and remove or restrain unauthorized persons and prevent unauthorized acts; (b) Tenant waives and Landlord will not be responsible for any Liabilities resulting from failing to provide security personnel, protection or systems or, if provided, for failures, acts, omissions, malfunctions or the level of the security personnel, protection or systems; and (c) Landlord and its Affiliates make no representations or warranties of any kind in connection with the security or safety of the Premises, the Common Area or the rest of the Project.

     23.7  Obligations; Time of Essence; Successors; Recordation.  If Tenant
           -----------------------------------------------------
consists of more than one person or entity, the obligations and liabilities of all of those persons or entities are joint and several. Time is of the essence of this Lease. Subject to the restrictions in Article 17, this Lease inures to the benefit of and binds Landlord, Tenant and their respective Affiliates. Tenant will not record this Lease or a memorandum of lease without Landlord's prior written consent.

     23.8  Late Charges.  If any rent or other amounts due and payable by Tenant
           ------------
are not received within five (5) days after written notice from Landlord, Tenant will pay to Landlord on demand a late charge equal to three percent (3%) of the overdue amount, and if not received within ten (10) days after the due date (regardless of notice), the amounts also will bear interest at the Default Rate from the due date until paid. Collection of these late charges and interest will not: be a waiver or cure of Tenant's default or failure to perform; be deemed to be liquidated damages, an invalid penalty or an election of remedies; or prevent Landlord from exercising any other rights and remedies.

     23.9  Accord and Satisfaction.  Payment by Tenant or acceptance by Landlord
           -----------------------
of less than the full amount of rent due is not a waiver or an award and satisfaction, but will be deemed to be on account of amounts next due, and no endorsements or statements on any check or any letter accompanying any check or payment will be deemed an accord and satisfaction or binding on Landlord. Landlord may accept the check or payment without prejudice to any of Landlord's rights and remedies, including, without limitation, the right to recover the full amount due.

     23.10 Integrated Agreement; Invalidity; Amendment; Waiver.  This Lease is
           ---------------------------------------------------
an integrated document and except for the Letter Agreement regarding demolition work, dated February 5, 1998, between Landlord and Tenant, this Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and supersedes all prior agreements or understandings. Any provision of this Lease which is invalid, void or illegal will not affect, impair or invalidate any of the other provisions and the other provisions will remain in full force and effect. This Lease may not be amended except by an agreement in writing signed by the parties. All waivers must be in writing, specify the act or omission waived and be signed by the party charged with the waiver. No other alleged waivers will be effective, including, without limitation, Landlord's acceptance of rent, collection of a late charge or application of a security deposit. Landlord's waiver of any specific act, omission, term or condition will not be a waiver of any other or subsequent act, omission, term or condition.

     23.11 Representations; Inability to Perform.  Unless specifically set
           -------------------------------------
forth in the body of this Lease, Landlord and its Affiliates have not made, and Tenant is not relying on, any representations or warranties of any kind (including, without limitation, those concerning the suitability of the Premises or the rest of the Building for Tenant's use), express or implied, with respect to the Premises, the Building or this transaction. Landlord will not be in default nor incur any Liabilities if it can't fulfill any of its obligations, or is delayed in doing so, because of accidents, casualties, breakage, repairs, strike, labor troubles, war, sabotage, Laws, governmental regulations, controls or guidelines, inability to obtain materials or services, acts of God, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control (collectively, "force majeure"). However, the previous sentence will not serve to extend the dates set forth in Section 15.2(b) or article 16.

     23.12 Legal Proceedings; Choice of Law.  In any action or proceeding
           --------------------------------
involving or relating in any way to this Lease, the court or other person or entity having jurisdiction in such action or proceeding will award to the party in whose favor judgment is entered the actual attorneys' fees and costs incurred. Tenant also will indemnify Landlord for, and hold Landlord harmless from and against, all Liabilities incurred by Landlord if Landlord becomes or is made a party to any proceeding or action: (a) involving Tenant and any third party, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; or (b) to protect Landlord's interest under this Lease in a proceeding under or involving the Bankruptcy Code. Unless prohibited by law, each party waives the right to trial by jury in all actions involving or related to this Lease, the Project or any collateral or subsequent agreements between the parties, and Tenant waives any right to impose a counterclaim in any proceeding brought for possession of the Premises as a result of Tenant's default (although this waiver of counterclaim will not be deemed to prohibit Tenant from raising any claims it may have in a separate, non-consolidated action). Each party also submits to and agrees not to contest the jurisdiction of the state and federal courts located in Philadelphia, Pennsylvania to adjudicate all matters in connection with this Lease or involving the other party or its Affiliates in any way, and each party agrees that it will bring all suits actions and claims only in such Philadelphia, Pennsylvania courts and not to seek a change of venue. In any circumstance where a party is obligated to indemnify the other party or hold the other party harmless under this Lease, that obligation also will run in favor of the other party's Affiliates, and will include the obligation to protect the other party and its Affiliates, and defend them with counsel acceptable to the other party or, at the other party's election, the other party or its Affiliates may employ their own counsel and the indemnifying party will pay when due all attorneys' fees and costs. These obligations to indemnify, hold harmless, protect and defend will survive the expiration or termination of this Lease. This Lease is governed by the laws of Pennsylvania applicable to transactions to be performed wholly therein.

     23.13  Ownership.  As used in this Lease, the term "Landlord" means only
            ---------
the current owner or owners of the fee title to the Premises. Upon each conveyance (whether voluntary or involuntary) of fee title, the conveying party will be relieved of all Liabilities and obligations contained in or derived from this Lease or arising out of any act, occurrence or omission occurring after the date of such conveyance. Landlord may Transfer all or any portion of its interests in this Lease, the Premises, or the Project without affecting Tenant's obligations and Liabilities under this Lease. Tenant has no right, title or interest in the name of the Project or the Project, and may use these names only to identify its location.

     23.14  Submission of Lease; Consent.  The submission of this Lease to
            ----------------------------
Tenant or its broker, agent or attorney for review or signature is not an offer to Tenant to lease the Premises or the grant of an option to lease to Premises. This Lease will not be binding unless and until it is executed and delivered by both of Landlord's partners and by Tenant. Landlord has specifically agreed to act "reasonably" in a number of instances throughout this Lease. So, in order to avoid misunderstandings, except where it is expressly provided that Landlord will not unreasonably withhold its consent or approval or exercise its judgment reasonably, Landlord may grant or withhold its consent or approval and exercise its judgment arbitrarily and in its sole and absolute discretion. In any dispute involving Landlord's withholding of consent or exercise of judgement, the sole right and remedy of Tenant and its Affiliates is declaratory relief (i.e., that such consent should be granted), and Tenant and its Affiliates waive all other rights and remedies, including, without limitation, claims for damages.

     23.15  Presumptions; Exhibits; Authority.  This Lease will be construed
            ---------------------------------
without regard to any presumption or other rule requiring construction or interpretation for or against the party drafting the document. The titles to the Articles and Sections of this Lease are not a part of this Lease and will have no effect on its construction or interpretation. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular, and the masculine, feminine and neuter genders each include the others, and the word "person" includes individuals, corporations, partnerships or other entities. All exhibits, addenda and riders attached to or referred to in this Lease are incorporated in this Lease by this reference. Tenant, and each person signing on behalf of Tenant, or any partners of Tenant, represents and warrants both for himself or herself and as agent on behalf of the applicable entity, that he or she has the right, power and authority to sign on behalf of Tenant, that Tenant is duly formed and in good standing and has taken all necessary action to carry out the transaction contemplated hereby, and that this Lease constitutes a valid and binding obligation enforceable against Tenant in accordance with its terms. Upon Landlord's request, Tenant will provide Landlord with corporate resolutions or other evidence acceptable to Landlord corroborating these representations and warranties.

     23.16  Cooperation; Statements.  Tenant understands that the Project is
            -----------------------
large and contains many other tenants, and so Tenant agrees to cooperate with Landlord in connection with this Lease, Landlord's ownership, operation, management, improvement, maintenance and repair of the Premises and the rest of the Project, and Landlord's exercise of its rights and obligations under this Lease. Any bill or statement furnished to Tenant by or on behalf of Landlord will be deemed conclusively binding on Tenant unless Tenant gives written notice to Landlord within sixty (60) days after its receipt of the bill or statement disputing the statement and specifying in detail the basis for the dispute. However, any additional amounts due may be required to be paid by any supplemental bill or statement furnished by Landlord. Pending resolution of any dispute, Tenant will pay the amount set forth in the bill or statement.

     23.17  Notices.  All notices, demands or communications required or
            -------
permitted under this Lease (a "notice" or "notices") will be in writing and personally delivered. Delivery by hand or messenger or overnight delivery services such as Federal Express is permitted, and delivery by telecopy is permitted provided that the notice is personally delivered within three (3) days thereafter.. Delivery shall be deemed to occur on actual delivery of the notice to the correct address, regardless of whether a party refuses to accept delivery. In the case of suits, actions or other legal proceedings, delivery in accordance with applicable Laws also shall be deemed acceptable. Before Tenant takes possession of the Premises, notices to Tenant will be delivered to the address for Tenant in Article 1, and when Tenant takes possession of the Premises, the address of the Premises will be the address for the purpose of delivering notices to Tenant. Notices to Landlord will be delivered to the addresses for Landlord in Article 1, and if the notices involve any alleged breach by Landlord, a copy will be concurrently delivered to mortgagees of whom Tenant has received written notice. Notices will be effective on the earlier of: delivery; or, if mailed, four (4) days after they are mailed in accordance with this Section. Each party may change the address for notice purposes by delivering notice to the other party in accordance with this Section.

     23.18  Security Deposit.  On the execution of this Lease, Tenant will
            ----------------
deposit the Security Deposit with Landlord as security for the performance of Tenant's obligations. If Tenant fails to perform its Lease obligations as required, Landlord may, but will not be obligated to, apply all or any part of the Security Deposit for the payment of any amounts due or any other Liabilities which Landlord may incur. If any part of the Security Deposit is so applied, Tenant will, within five (5) days after written demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its previous amount. Landlord need not keep the Security Deposit separate from its general funds, and Tenant will not receive interest on the Security Deposit. Landlord's application of or failure to apply all or any part of the Security Deposit will not be deemed to be a waiver or election of remedies of any type, a limitation on Landlord's damages, a payment of liquidated damages or an accord and satisfaction. If Tenant complies with all of the provisions of this Lease, the unused portion of the Security Deposit will be returned to Tenant after and the surrender of possession of the Premises to Landlord in the condition required.

     23.19  Other Defined Terms.
            -------------------

            (a) "Affiliates" means: partners, directors, officers, shareholders, agents, employees, parents, subsidiaries, affiliated parties, invitees, customers, licensees, concessionaires, contractors, subcontractors, successors, assigns, subtenants, and representatives.

            (b) "CPI" means the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers (Philadelphia-New Jersey) 1982-1984 = 100. If the manner in which the CPI is determined is substantially changed, or if 1982-1984 no longer is used as the base year, an adjustment will be made in the revised index as may be specified by the issuing agency for the purpose of compensating for the change, or in the absence of such a specification, as reasonably determined by Landlord. If the CPI becomes unavailable because publication is discontinued, or otherwise, Landlord will substitute an index reasonably determined by it to be comparable.

            (c) "Landlord's Mortgagees" means the lessors or mortgagees under the Superior Leases and Mortgagees and their successors and assigns.

            (d) "Laws" means: local, state and federal laws, codes, decisions, ordinances, rules, regulations, licenses, permits, and directives of governmental and quasi-governmental officers, including, without limitation, those relating to building and safety, fire prevention, health, energy conservation, Hazardous Substances and environmental protection, and all rules, regulations, guidelines and standards required to be met to maintain the status of the Project and/or portions thereof as National Historic Monuments and/or certified historic structures and to permit full realization of all tax benefits and credits with respect thereto (including with respect to the rehabilitation thereof).

            (e) "Lease" means this Lease, together with all exhibits, addenda and riders, and any future amendments.

            (f) "Liabilities" means: all costs, damages, claims, injuries, liabilities and judgments, including, without limitation, attorneys' fees and costs (whether or not suit is commenced or judgment entered).

            (g)  [INTENTIONALLY OMITTED]

            (h) "Superior Leases and Mortgages" means: all present and future ground leases, underlying leases, mortgages, deeds of trust or other encumbrances, and all renewals, modifications, consolidations, replacements or extensions thereof and advances made thereunder, affecting all or any portion of the Premises or the Project.

            (i) "Systems and Equipment" means: all HVAC, plumbing, mechanical, electrical, telecommunications, data, audio visual, computer, lighting, water, gas, sewer, safety, sanitary and any other utility or service facilities, systems and equipment, and all pipes, ducts, poles, stacks, chases, conduits, cables and wires.

            (j) "Tenant's Equipment" means all systems and equipment installed by or for Tenant, wherever located, including, without limitation, Tenant's telecommunication switch and associated systems and equipment, any supplemental HVAC units and associated systems and equipment, and any power generation units or power transmission equipment and associated systems and equipment.

24.  HAZARDOUS SUBSTANCES.
     --------------------

     Without limiting the generality of any portion of this Lease, Tenant and its Affiliates will:

     (a) Not store, handle, transport, use, process, generate, discharge or dispose of any hazardous, toxic, corrosive, dangerous, explosive, flammable or noxious substances, gasses or waste, whether now or hereafter defined under any Laws or otherwise (collectively, "hazardous substances"), from, in or about the Premises or the rest of the Project, or create any release or threat of release of any hazardous substances, nor permit any of the foregoing to occur by Tenant or its Affiliates. If any of the foregoing occurs, or if Landlord in good faith believes that any of the foregoing has occurred or are likely to occur or that Tenant and its Affiliates are not complying fully with the requirements of this Article, in addition to any other rights and remedies of Landlord, Tenant and its Affiliates immediately will cease the acts or omissions and in addition to any other rights and remedies (all of which are cumulative), at Landlord's request Tenant will take such actions as may be required by Laws and as Landlord may direct to cure or prevent the problem. Tenant and its Affiliates will comply fully with all Laws and insurance requirements in connection with or related to hazardous substances, whether now or hereafter existing, including, without limitation, CERCLA, SARA, RCRA, TSCA, CWA, and any other Laws promulgated by the EPA, OSHA or the Commonwealth of Pennsylvania.

     (b) Immediately pay, and indemnify Landlord for and hold Landlord harmless from, all Liabilities in connection with or arising directly or indirectly from any breach by Tenant or its Affiliates of their obligations in this Article, including, without limitation, the costs of any of the following, whether required by Landlord, applicable Laws or insurance requirements or otherwise: any "response actions" or "responses"; any surveys, "audits", inspections, tests, reports or procedures deemed necessary or desirable by Landlord or governmental or quasi-governmental authorities to determine the existence or scope of any hazardous substances or Tenant's compliance with this Article, and any actions recommended to be taken in connection therewith; compliance with any applicable Laws and insurance requirements; any requirements, directives or plans for the prevention, containment, processing, storage, clean-up or disposal of hazardous substances; the release and discharge of any resulting liens; and any other injury or damage. On the expiration or earlier termination of this Lease, Tenant will leave the Premises free of hazardous substances.

     (c) Immediately deliver to Landlord copies of any notices, information, reports, and communications of any type received or given in connection with hazardous substances, including, without limitation, notices of violation and settlement actions from or with governmental or quasi-governmental authorities, reports from Tenant's engineers or consultants, and the results of any analyses conducted by or for Tenant. Tenant specifically grants Landlord the right to participate in all discussions and meetings regarding actual or potential violations, settlements or abatements.

Tenant's failure to comply with the requirements of this Article will be a material default under this Lease. All of Tenant's obligations under this Article will survive the expiration or earlier termination of this Lease.

     IN WITNESS WHEREOF, intending to be legally bound, each party has executed this Lease as a sealed instrument as of the date first set forth above on the date specified below next to its signature.


                                         "LANDLORD"


Executed: March 10, 1988                 INDEPENDENCE CENTER REALTY L.P. II, a
                                         Delaware limited partnership

WITNESS:                                 By:  Independence Center Realty, Inc. a
                                              Pennsylvania corporation, general
                                              partner


                                              By:    /s/ Mark P. Merlini
__________________________________                   -------------------------
Name printed:                                        Name: Mark P. Merlini
                                                     Title: Vice President
                                                     Authorized Signature


                                         "TENANT"

Executed:  March 4, 1988                 FOCAL COMMUNICATIONS CORPORATION, a
                                         Delaware corporation

WITNESS:


 /s/ Patricia L. Metzger                 By:    /s/ Brian F. Addy
----------------------------------             -------------------------------
Name Printed: Patricia L. Metzger        Name:  Brian F. Addy
                                         Title: Executive Vice President
                                                 Authorized Signature

WITNESS:


                                         By:   _______________________________
__________________________________
Name printed:                                  Name:
                                               Title:
                                               Authorized Signature

                                   EXHIBIT A
                                   PREMISES


                                   [GRAPHIC]

                                  EXHIBIT "B"

                                   WORKLETTER

     1.1 All designs, plans, drawings, construction, materials, services, licenses, permits, approvals, costs, installations and equipment to or for the initial occupancy of the Premises (including, without limitation, Tenant's Equipment), or required for or as a result thereof, are called "Tenant's Work," and will be performed by Tenant at Tenant's sole cost, diligently and in a good and workmanlike manner, in compliance with all Laws, and subject to the rest of the terms of this Workletter and this Lease. Tenant has inspected and accepts the Premises and the rest of the Project "as is" in all respects, except as may be otherwise specifically provided in this Lease.

     1.2 Tenant's design professional will, at Tenant's cost, deliver to Landlord a proposed final space plan/layout for the Premises. Landlord and Tenant shall discuss any proposed changes to that space plan/layout suggested by Landlord, and a final space plan payout shall be approved in writing by both parties. Incorporating the final, approved space plan/layout, Tenant's architect (who must be licensed and in good standing in the state in which the Project is located, and who otherwise is subject to Landlord's prior written approval, which shall not be unreasonably withheld) shall prepare proposed engineered, biddable, permittable and constructable final plans and construction drawings, including, without limitation, any required mechanical, electrical, HVAC and partition plans, and all plans and engineering required in connection with Tenant's Equipment, that are necessary for any Tenant's Work (collectively, the Proposed Planer) and deliver them to Landlord and its professionals for approval and comment. Landlord shall notify Tenant in writing of all changes that Landlord and its professionals require to be made to the Proposed Plans within ten (10) business days thereafter, and if requested by Tenant, Landlord or its professionals, shall provide explanations for such changes. Landlord's failure to respond within the 10-day period shall be deemed approval.
Landlord's changes shall not prevent Tenant from installing its telecommunications switch and its emergency generator and HVAC system, but it is possible (and permissible) that Landlord's changes may require additional expense by Tenant for such installations. Tenant's architect shall, within ten
(10) business days thereafter, incorporate those changes into the Proposed Plans and resubmit them to the parties for approval. The revised Proposed Plans (including Landlord's and its professionals' changes), when approved by Landlord and its professionals, collectively are called the "Plans." Tenant's Work shall thereafter be completed by Tenant in accordance with the Plans and the rest of this Workletter and this Lease.

     1.3 Tenant shall select a licensed general contractor to perform the construction of Tenant's Work, and such contractor shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld. Construction shall commence promptly after such approval and Landlord's approval of the Plans. Landlord shall have approval over, but no responsibility for, the means, methods or timing of the construction of Tenant's Work or any delay in completion of such construction for any reason. Tenant shall obtain all permits, licenses and approvals of any governmental authority which may be required for the construction of Tenant's Work and the occupancy of the Premises including, without limitation, a final Certificate of Occupancy for the Premises, if necessary. Landlord shall reasonably cooperate with Tenant, at Tenant's sole expense and without any liability to Landlord, in the obtaining of any such permits, licenses and approvals.

     1.4 Landlord shall have the right to inspect any and all work done in connection with construction of Tenant's Work and to require correction at Tenant's cost of any work which does not, in Landlord's reasonable judgment, comply with applicable Laws or the Plans or this Lease. Tenant understands that any such inspection will be done for the benefit of Landlord only and Tenant will not rely on any such inspection or subsequent payment by the Landlord as evidence that the work subject to such inspection and payment has been done in a good and workmanlike manner or that complies with the terms of this Exhibit, such compliance to be solely Tenant's responsibility.

     1.5 Tenant shall bear all costs and expenses in connection with, and shall indemnify and hold Landlord and its Affiliates harmless from, all Liabilities arising from or in connection with Tenant's Work, including, without limitation the obtaining of all necessary permits, licenses and approvals, the preparation of the Plans and all revisions thereof, and any additional work or other obligations with respect to the rest of the Building resulting from Tenant's Work. Without limiting the generality of the foregoing, Tenant shall pay for the reasonable costs of any architects, engineers or other professionals engaged by Landlord to review and approve the Proposed Plans and the Plans and the compliance of Tenant's Work with the terms of this Exhibit (and Tenant acknowledges that Landlord is particularly concerned with, and so will engage engineers to review, the proposed design and installation of Tenant's Equipment).

     1.6 Any delays, disputes or problems in connection with Tenant's Work shall be Tenant's sole responsibility and shall not cause the Rent Commencement Date to be extended in any way. Tenant shall cause its contractors and subcontractors (whether in connection with Tenant's Work or any other work by or for the benefit of Tenant) to carry at all times comprehensive general liability insurance in such form and with such endorsements as may be acceptable to Landlord and Landlord's Mortgagees of at least $1,000,000.00 naming Landlord and its general partners, the property manager and Landlord's Mortgagees as additional insureds and to carry at all times workers compensation insurance in statutory limits and employers liability insurance. All of such insurance shall contain waivers of subrogation.

                                  EXHIBIT "B"

     1.7 Without limiting the generality of the foregoing, Landlord understands that Tenant intends to install at least the following Tenant's Equipment in or for the benefit of the Premises as part of Tenant's Work and at its sole cost and expense, all of which will be located as set forth in Exhibit A-1, attached hereto (and such location shall be incorporated into Tenant's final space plan/layout and other Plans unless otherwise agreed by Landlord and Tenant):

          (a)  A telecommunications switch in the Premises.

          (b) Supplemental cooling equipment up to one hundred (100) tons of capacity. If Tenant installs such supplemental cooling equipment, subject to review and approval of Landlord's engineers and the installation at Tenant's cost of recommended systems and equipment therefor, Landlord will make available to Tenant condenser water sufficient for such cooling capacity.

          (c) A diesel-powered emergency generator (and fuel tank) of between 350 KW-500KW.

          (d)  A telecommunications antenna on the roof.

                                  EXHIBIT "B"

                                  EXHIBIT "C"

                                   BASE RENT


The base rent payable under this Lease consists of the aggregate amounts payable under Sections (a) and (b) below:

(a)                 Annual Amount Per Square Foot
Lease Year          of Rentable Area in the Premises

1-5                            $ 11.00
6-10                             13.75


(b) As of January 1, 1999, and as of each successive January 1 thereafter during the Lease term additional base rent shall be payable per square foot of rentable area in the Premises in an amount calculated as follows: (a) $6.50; multiplied by (b) a fraction, the numerator of which is the CPI for the month of December of the prior year and the denominator of which is the average of the CPI for each of the 12 months (in the 1998 calendar year) (the Average Base CPI"); less (c) $6.50. (The use of the CPI for the December prior to the January 1 rent adjustment date is due to the time lag in the reporting of the applicable CPI.) In no event will the base rent (including the base rent payable pursuant to this Clause (b)) be decreased from its then-current levels by reason of these calculations or any reduction in the CPI. If the applicable rental increase (if any) has not been determined as of a January 1 increase date, then base rent will continue to be paid at then-current levels until the applicable increase (if any) has been determined, at which point the increased base rent will begin to be payable together with the shortfall from the January 1 increase date until the date that the new increased rent begins to be paid.

     As a purely hypothetical example, if the CPI for December, 1998 is 102 and the Average Base CPI is 100, then starting as of January 1, 1999, the base rent per square foot of rentable area in the Premises will be increased by 13c per annum ($6.50 x 102/100 - $6.50 = 13c).

                                  EXHIBIT "C"

                                  EXHIBIT "D"
                             RULES AND REGULATIONS

     1. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes. Tenant shall not encumber or obstruct, or permit the encumbrance or obstruction of or store or place any materials on any of the sidewalks, plazas, entrance, corridors, elevators, fire exits or stairways of the Project.

     2. The cost of repairing any damage to the public portions of the Project or the public facilities or to any facilities used in common with other tenants caused by Tenant or its Affiliates shall be paid by Tenant.

     3. Any person whose presence in the Project at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Project or its tenants may be denied access to the Project or may be ejected therefrom. In case of emergency, invasion, riot, public excitement or other commotion the Landlord may prevent all access to the Project during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property, and without incurring any Liabilities, all of which are waived by Tenant. Also, Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from Tenant's premises or the Project under the provisions of this rule.

     4. No awnings or other projections over or around the windows shall be installed by Tenant and only such window blinds and treatments as are permitted by the Landlord shall be used in Tenant's premises.

     5. Hand trucks shall not be used in any space, or in the public halls of the Project in the delivery or receipt of merchandise, except those equipped with rubber tires and side guards. Tenant shall repair all damage to floors both in the Premises and the Common Area caused by its use of material-handling equipment and, if requested by Landlord, Tenant shall install at its expense suitable floor covering to protect the floors and shall remove such floor covering (and repair any damage caused by the removal) at its expense at the expiration or earlier termination of this Lease. All air compressors, electric motors and other machinery and equipment shall be shock-mounted so as not to transmit vibrations.

     6. All entrance doors in Tenant's premises shall be kept locked when Tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in Tenant's premises shall be kept closed at all times and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the air conditioning system to cool or ventilate the tenant's premises, and Tenant will comply with Landlord's reasonable rules and regulations, including conservation guidelines, with respect to use of the air conditioning or heating systems. Tenant understands that certain services (e.g. janitorial) may be provided by Landlord's direct employees or by third parties who are generally in the business of providing such services, and if such services are provided by third parties those third parties shall be deemed to be independent contractors and Landlord will not be responsible for loss or damage to Tenant's property caused by such third parties.

     7. Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord's consent or approval, Tenant agrees to pay Landlord as additional rent, on demand, a processing fee in a sum equal to the reasonable, out-of-pocket charges payable to any unrelated architect, contractor, engineer and attorney employed by Landlord to review said plan, agreement or document. Within fifteen (15) days after Landlord's request from time to time, Tenant shall deliver to Landlord Tenant's audited or credited financial statements, including a balance sheet, income statements and bank references.

     8. Nothing shall be done or permitted in Tenant's premises which would impair, interfere with or overload any of the Systems or Equipment or the proper and economic servicing of the Project or the Premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by Tenant any Systems or Equipment or other equipment of any kind which, in Landlord's judgment, could result in such impairment, overload or interference (Tenant's Work for the initial occupancy of the Premises shall be governed by the Workletter as set forth in Exhibit "B"). If necessary in Landlord's judgment, Landlord may install, relocate, remove, use, maintain, repair and replace Systems and Equipment within or serving the Tenant's premises or other parts of the Project, and perform other work and alterations within the Tenant's premises. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Project by Tenant or with the permission of Tenant.

     9. No acids, vapors hazardous or other materials shall be discharged or permitted to be discharged into the waste lines, ducts, vents or flues which may damage them or any other portions of the Project. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damage resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. Landlord reserves the right to control and operate the public portions of the Project and the Project and public facilities, as well as facilities furnished for the common use of the tenants, and access thereto, and make any alterations or changes thereto, in such manner as it deems best, including, without limitation, temporarily closing doors, entry ways or other public access ways or interrupting or temporarily suspending services or the use of

                                   EXHIBIT D
facilities, all without affecting any of Tenant's obligations or incurring any Liabilities, as long as the Premises are reasonably accessible and usable (except during emergencies).

     10. No signs, advertisements, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside the premises, the windows, or the Project without the prior written consent of Landlord or as otherwise specifically permitted in this Lease. Tenant shall cause the exterior of any permitted sign to be kept clean, properly maintained and in good order and repair throughout the term of its lease. In the event of the violation of the foregoing by Tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to Tenant. Landlord shall have the right to prohibit any advertising by Tenant which impairs the reputation of Landlord or the Project and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

     11. Tenant's employees shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the Project used in common by the occupants thereof.

     12. All movers used by Tenant shall be appropriately licensed and shall maintain adequate insurance coverage (proof of such coverage shall be delivered to Landlord prior to movers providing service in and throughout the Project), and shall perform their duties in locations and during times specified by Landlord. Tenant shall protect the premises and the rest of the Project from damage or soiling by Tenant's movers and contractors and shall pay for extra cleaning or replacement or repairs by reason of Tenant's failure to do so, and Tenant assumes and will be responsible for all rights and Liabilities in connection with moving items in and out of the Project.

                                   EXHIBIT D

                                  EXHIBIT "E"

                            CLEANING SPECIFICATIONS


I.   DEMISED PREMISES  NOTE:  CLEANING APPLIES TO THE OFFICE AREAS OF THE
                       PREMISES ONLY.
                                ----

          Daily:

               1.   Collect trash.
               2.   Empty ash trays; damp wipe clean.
               3. Dust furniture, desks, machines, phones, file cabinets, window ledges, etc. (Papers left on desks will not be disturbed.)
               4. Vacuum carpet; dry sweep resilient tile and wood floors, spot clean.
               5.   Spot clean walls, doors and partitions.


          Weekly:

               1.   Vacuum upholstered furniture.

          Monthly:

               1.   Recondition resilient tile floors
               2.   Dust picture frames, charts, graphs, etc.
               3.   Vacuum air vents.

          Quarterly:

               1.   Clean partitions.
               2.   Dust vertical surfaces; walls, etc.


     TRASH:

          Daily:

               1.   Deposit all trash in the designated area.
                    NOTE: Only trash placed in waste containers, or clearly marked "TRASH," will be removed.

     PRIVATE LAVATORIES AND KITCHENS:

          Daily:

               1.  Remove all trash, garbage and refuse.


II.  PUBLIC AREAS:

     (A)  Lavatories:

          Daily:

               1. Clean and disinfect all toilet bowls, wash bowls and urinals.
               2.   Resupply all dispensers.

          As Needed:

               1.   Wash and wipe all surfaces in rest rooms.


                                   EXHIBIT E

     (B)  Corridors:

          Daily:

               1.   Collect trash.
               2.   Empty ash trays; damp wipe clean.
               3. Vacuum carpet, dry sweep resilient tile and wood floors, spot clean.
               4.   Spot clean walls and doors.  Spot clean carpet.*


* Where possible, spots and spills that are soluble and respond to standard spotting procedures will be removed.

     Should Tenant install specialty items that reasonably will cause an increase in the rate being charged by the cleaning contractor for the demised premises, Tenant will reimburse Landlord for any reasonable additional cost.

                                  EXHIBIT E

                                  EXHIBIT "F"

                             BANKRUPTCY PROVISIONS

     This Article is incorporated into the Lease as Article 22:

22.  BANKRUPTCY OR INSOLVENCY.
     ------------------------

     22.1 Tenant's Interest Not Transferable.  Neither Tenant's interest in this
          ----------------------------------
Lease nor any estate hereby created in Tenant nor any interest herein or therein will pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided pursuant to the Bankruptcy Code, 11 U.S.C. Section 101 et. seq. (the "Bankruptcy Code").

     22.2  Default and Termination.  If:
           -----------------------

          (a) Tenant or Tenant's Guarantor, if any, or its executors, administrators, or assigns, will generally not pay its debts as they become due or will admit in writing its inability to pay its debts, or will make a general assignment for the benefit of creditors; or

          (b) Tenant or Tenant's Guarantor, if any, will commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

          (c) Tenant or Tenant's Guarantor, if any, will take any corporate, partnership or other action to authorize or in furtherance of any of the actions set forth above in subsection (a) or (b); or

          (d) Any case, proceeding or other action against Tenant or Tenant's Guarantor, if any, will be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action: results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof; or remains undismissed for a period of sixty (60) days, then it will be a default hereunder and this Lease and all rights of Tenant hereunder will automatically cease and terminate as if the date of such event were the original expiration date of this Lease and Tenant will vacate and surrender the Premises but will remain liable as herein provided.

     22.3 Rights and Obligations Under the Bankruptcy Code.
          ------------------------------------------------

          (a) Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform all obligations of Tenant under this Lease, including, but not limited to, the covenants regarding the operations and uses of the Premises until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all Monthly Minimum Rental and other rent otherwise due pursuant to this Lease; (iii) to reject or assume this Lease within sixty (60) days of the filing of a petition under any Chapter of the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors (any such rejection being deemed an automatic termination of this Lease); (iv) [INTENTIONALLY OMITTED]; (v) [INTENTIONALLY OMITTED; (vi) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors; (vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (viii) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

          (b) No default under this Lease by Tenant, either prior to or subsequent to the filing of such petition, will be deemed to have been waived unless expressly done so in writing by Landlord.

          (c) Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment are the following: (i) the cure of any monetary defaults and the reimbursement of pecuniary loss by the time of the entry of the order approving such assumption and/or assignment (pecuniary loss will include, without limitation, any attorneys' fees and costs and expert witness fees incurred by Landlord in protecting its rights under this Lease, including representation of Landlord in any proceeding commenced under the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtor); (ii) the deposit of an additional sum equal to three (3) months' base rent; (iii) the use of the Premises only as set forth in this Lease; (iv) the reorganized debtor or assignee of such debtor in possession or of Tenant's trustee demonstrates in writing that it has sufficient background including, but not limited to, substantial experience in operating businesses in the manner contemplated in this Lease and meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; (v) meet all other criteria of 11 U.S.C.

                                   EXHIBIT F

Section 365(b)(3); and (v) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (vi) the Premises at all times remains a single unit and no Alterations or physical changes of any kind may be made unless in compliance with the applicable provisions of this Lease.

          (d) Any person or entity to whom this Lease is assigned pursuant to the provisions of the Bankruptcy Code will be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee will upon demand execute and deliver to Landlord an instrument confirming such assumption.

     22.4 Construction.  The terms of this Article will be in addition to, but
          ------------
not exclusive of, any rights or remedies of Landlord in Article 21 and elsewhere in this Lease or otherwise available at law or in equity, and will not be deemed to limit Landlord, except as may be required by law.

                                   EXHIBIT F

                                  ADDENDUM #1
                                  -----------

                          TELECOMMUNICATIONS ANTENNA


     This Addendum is incorporated into this Lease.

     Subject to the following and the rest of this Lease, Tenant at its cost may install a telecommunications antenna on the roof of the Building in the location shown in Exhibit "A-1." Tenant also will be solely responsible for securing all federal, state and local permits in connection with the installation and operation of this satellite dish or antenna and for complying with all Laws applicable thereto. Tenant will secure from the membrane roofing manufacturer certification that this installation (and the installation of any other Tenant's Equipment on the rood is compatible with all design requirements and that the installations will not void the existing roof warranty. This certification must be delivered to Landlord before installation begins. Tenant also will use only a manufacturer-authorized roofing contractor for any work that requires the penetration of the existing membrane roofing system. Upon the expiration or earlier termination of this Lease, Tenant, at its expense, will remove this antenna and all associated systems and equipment and repair all damage. Tenant shall not permit its antenna to cause any measurable interference with other communications equipment on the Building's roof or elsewhere in the Building that exists as of the date of Tenant's installation, and shall use commercially reasonable efforts to avoid causing any measurable interference with communications equipment on the Building's roof or elsewhere in the Building installed after Tenant's installation. Notwithstanding anything to the contrary, Tenant, and not Landlord, will be responsible for, and will indemnify and defend Landlord for and hold it harmless from, all costs, expenses and other Liabilities in connection with this antenna (and any other Tenant's Equipment) and associated systems and equipment, including, without limitation, installation, removal, operation, maintenance, utilities, insurance, taxes and other costs and fees, and any necessary alterations or improvements to the Building.

     Landlord, at its cost, shall have the right at any time to relocate the antenna to another location on or about the roof, provided that such relocation does not materially degrade Tenant's transmissions.

                                  ADDENDUM #1
                                  -----------

                                  ADDENDUM #2
                                  -----------

                               EXTENSION OPTIONS


This Addendum is incorporated into the Lease.

1. Landlord grants to Tenant two (2) extension options (the "Extension Options") to extend the Lease term for an additional term of five (5) years (for the first Extension Option) and from the end of the first Extension Option until December 19, 2015 (for the second Extension Option) on the same terms and conditions as this Lease, except that there will be no further right to extend and except as set forth below. The Extension Options can be exercised only by Tenant complying with this Addendum and delivering unconditional written notice of exercise to Landlord at least nine (9) months before the expiration of the initial term (for the first Extension Option) and at least nine (9) months before the expiration of the first Extension Option term (for the second Extension Option). If for any reason Tenant does not so comply or Landlord does
                           --- ------
not actually receive these unconditional written notices of exercise when required, the Extension Option to which such notice would have applied and any future Extension Option (if any) will lapse and become void and there will be no further right to extend the Lease term, unless Landlord specifically agrees otherwise in writing. If Tenant does not validly exercise the first Extension Option, or if it lapses or becomes void, the second Extension Option will lapse and be void and there will be no further right to extend the Lease term. TIME IS ABSOLUTELY OF THE ESSENCE IN THIS ADDENDUM.

2. The Extension Options are personal to the Tenant originally named in this Lease and may not be exercised by or for anyone else (except for a permitted assignee). An Extension Option (and any future Extension Option) will lapse and become void if, prior to the beginning of its term, Tenant assigns, subleases or otherwise Transfers (except pursuant to a valid assignment of this Lease, or a sublease pursuant to Section 17.5(c)), unless Landlord specifically agrees otherwise in writing. The Extension Options are granted to and may be exercised by Tenant on the express condition that, at the time of the exercise and at all times before the beginning of each applicable Extension Option term, Tenant is not in default.

3. Landlord will not be required to perform or pay for any work or other improvement to the Premises, and Tenant will accept the Premises in its then "as is" condition in all respects.

4. (a) The annual base rent per square foot of agreed rentable area in the Premises for each year of the first Extension Option term will be Sixteen Dollars ($16.00).

     (b) The annual base rent per square foot of agreed rentable area in the Premises for each year of the second Extension Option term will be Eighteen Dollars and Fifty-Three Cents ($18.53).

                                  ADDENDUM #2
                                  -----------
                                  Page 1 of 1